As filed with the Securities and Exchange Commission on November 5, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OMNICARE, INC.

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS IDENTIFIED BELOW

(Exact name of registrant as specified in its charter)

Delaware	31-1001351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Omnicare Center

201 E. Fourth Street

Cincinnati, Ohio 45202

(513) 719-2600

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Alexander M. Kayne, Esq.

Senior Vice President, Secretary and General Counsel

Omnicare, Inc.

900 Omnicare Center

201 E. Fourth Street

Cincinnati, Ohio 45202

(513) 719-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michelle B. Rutta, Esq.

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

(212) 819-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Debt Securities
Guarantees of Debt Securities (3)
Common Stock, $1.00 par value
Preferred Stock, no par value per share
Warrants

(1)	An indeterminate amount of securities is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee.
(3)	Guarantees of the payment of principal and interest on the Debt Securities may be provided by the subsidiaries of the registrant named below under “Additional Subsidiary Guarantor Registrants.” No separate consideration will be received for such guarantees and, pursuant to Rule 457(n) of the Securities Act of 1933, no separate registration fee is payable for such guarantees.

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Advanced Care Scripts, Inc.	FL	43-2080503

AMC-New York, Inc.	DE	36-4091917

AMC-Tennessee, Inc.	DE	62-1696813

APS Acquisition LLC	DE	61-1401116

ASCO Healthcare of New England, Limited Partnership	MD	23-2763886

ASCO Healthcare of New England, LLC	MD	23-2762311

ASCO Healthcare, LLC	MD	52-0816305

Badger Acquisition LLC	DE	52-2119866

Badger Acquisition of Kentucky LLC	DE	52-2119911

Badger Acquisition of Minnesota LLC	DE	52-2119871

Badger Acquisition of Ohio LLC	DE	52-2119875

Best Care LTC Acquisition Company LLC	DE	20-8401946

BPNY Acquisition Corp.	DE	31-1563804

Campo’s Medical Pharmacy, Inc.	LA	72-1039948

Capitol Home Infusion, Inc.	VA	54-1744833

Care Pharmaceutical Services, LP	DE	31-1399042

Care4 LP	DE	22-3245022

CCRx Holdings, LLC	DE	20-2032406

CCRx of North Carolina Holdings, LLC	DE	20-5864517

CCRx of North Carolina, LLC	DE	20-5964894

CHP Acquisition Corp.	DE	31-1483612

CIP Acquisition Corp.	DE	31-1486402

Compass Health Services, LLC	WV	55-0730048

CompScript, LLC	FL	65-0506539

Continuing Care Rx, LLC	PA	23-2952534

CP Acquisition Corp.	OK	61-1317566

CP Services LLC	DE	20-5858893

D&R Pharmaceutical Services, LLC	KY	61-0955886

Delco Apothecary, Inc.	PA	23-2350209

Enloe Drugs LLC	DE	31-1362346

Evergreen Pharmaceutical of California, Inc.	CA	61-1321151

Evergreen Pharmaceutical, LLC	WA	91-0883397

HMIS, Inc.	DE	36-4124072

Home Care Pharmacy, LLC	DE	31-1255845

Home Pharmacy Services, LLC	MO	37-0978331

Hytree Pharmacy, Inc.	OH	34-1090853

Institutional Health Care Services, LLC	NJ	22-2750964

Interlock Pharmacy Systems, LLC	MO	43-0951332

JHC Acquisition LLC	DE	31-1494762

Langsam Health Services, LLC	DE	73-1391198

LCPS Acquisition LLC	DE	61-1347084

Lobos Acquisition, LLC	DE	86-1068024

Lo-Med Prescription Services, LLC	OH	34-1396063

Main Street Pharmacy L.L.C.	MD	52-1925761

Managed Healthcare, Inc.	DE	31-1450845

Management & Network Services, Inc.	OH	34-1819691

Med World Acquisition Corp.	DE	61-1322120

Medical Arts Health Care, Inc.	GA	58-1640672

MHHP Acquisition Company LLC	DE	20-0619598

NCS Healthcare of Illinois, LLC	IL	37-1354510

NCS Healthcare of Indiana LLC	DE	34-1958652

NCS Healthcare of Indiana, Inc.	IN	35-1954599

NCS Healthcare of Iowa, LLC	OH	31-1509013

NCS Healthcare of Kansas, LLC	OH	34-1839712

NCS Healthcare of Kentucky, Inc.	OH	31-1521217

NCS Healthcare of Montana, Inc.	OH	34-1851710

NCS Healthcare of New Hampshire, Inc.	NH	02-0468190

NCS Healthcare of New Mexico, Inc.	OH	34-1866493

NCS Healthcare of Ohio, LLC	OH	31-1257307

NCS Healthcare of South Carolina, Inc.	OH	31-1508225

NCS Healthcare of Tennessee, Inc.	OH	34-1866494

NCS Healthcare of Washington, Inc.	OH	34-1844193

NCS Healthcare of Wisconsin, LLC	OH	34-1866497

NCS Healthcare, LLC	DE	34-1816187

NCS Services, Inc.	OH	34-1837567

NeighborCare Holdings, Inc.	DE	23-2555703

NeighborCare of Indiana, LLC	IN	95-4482026

NeighborCare of Virginia, LLC	VA	95-4480544

NeighborCare Pharmacies, LLC	MD	52-1465507

NeighborCare Pharmacy Services, Inc.	DE	23-2963282

NeighborCare Repackaging, Inc.	MD	20-1128397

NeighborCare Services Corporation	DE	23-2585556

NeighborCare, Inc.	PA	06-1132947

NIV Acquisition LLC	DE	31-1501415

North Shore Pharmacy Services, LLC	DE	31-1428484

OCR-RA Acquisition, LLC	DE	31-1442830

Omnicare Distribution Center LLC	DE	61-1389057

Omnicare ESC LLC	DE	20-5859052

Omnicare Headquarters LLC	DE	76-0720510

Omnicare Holding Company	DE	31-1262386

Omnicare Indiana Partnership Holding Company, LLC	DE	16-1653107

Omnicare Management Company	DE	31-1256520

Omnicare of Nevada LLC	DE	20-0888517

Omnicare of New York, LLC	DE	95-4450977

Omnicare Pharmacies of Pennsylvania East, LLC	DE	61-1347894

Omnicare Pharmacies of Pennsylvania West, LLC	PA	25-1213193

Omnicare Pharmacies of the Great Plains Holding Company	DE	61-1386242

Omnicare Pharmacy and Supply Services, LLC	SD	41-1730324

Omnicare Pharmacy of Florida, LP	DE	76-0716528

Omnicare Pharmacy of Maine LLC	DE	61-1339662

Omnicare Pharmacy of Nebraska LLC	DE	61-1386244

Omnicare Pharmacy of North Carolina, LLC	DE	76-0716543

Omnicare Pharmacy of Pueblo, LLC	DE	76-0716546

Omnicare Pharmacy of Tennessee LLC	DE	61-1347088

Omnicare Pharmacy of Texas 1, LP	DE	76-0716554

Omnicare Pharmacy of Texas 2, LP	DE	11-3657397

Omnicare Pharmacy of the Midwest, LLC	DE	31-1374275

Omnicare Property Management, LLC	DE	27-1403681

Omnicare Purchasing Company General Partner, Inc.	DE	61-1401040

Omnicare Purchasing Company Limited Partner, Inc.	DE	61-1401038

Omnicare Purchasing Company LP	DE	61-1401039

Pharmacy Associates of Glens Falls, Inc.	NY	14-1554120

Pharmacy Consultants, LLC	SC	57-0640737

Pharmacy Holding #1, LLC	DE	76-0716538

Pharmacy Holding #2, LLC	DE	76-0716536

Pharmasource Healthcare, Inc.	GA	58-2066823

Pharmed Holdings, Inc.	DE	36-4060882

PMRP Acquisition Company, LLC	DE	26-3418908

PP Acquisition Company, LLC	DE	20-2394950

PRN Pharmaceutical Services, LP	DE	35-1855784

Professional Pharmacy Services, Inc.	MD	23-2847488

PSI Arkansas Acquisition, LLC	DE	20-5810731

Roeschen’s Healthcare, LLC	WI	39-1084787

RXC Acquisition Company	DE	20-3113620

Shore Pharmaceutical Providers, Inc.	DE	31-1425144

Specialized Pharmacy Services, LLC	MI	38-2143132

Sterling Healthcare Services, Inc.	DE	36-4031863

Suburban Medical Services, LLC	PA	23-2014806

Superior Care Pharmacy, Inc.	DE	31-1543728

TCPI Acquisition Corp.	DE	31-1508476

Three Forks Apothecary LLC	KY	61-0995656

UC Acquisition Corp.	DE	31-1414594

Uni-Care Health Services of Maine, Inc.	NH	02-0468192

Value Health Care Services, LLC	DE	31-1485530

VAPS Acquisition Company, LLC	DE	20-4849023

Vital Care Infusions, Inc.	NY	61-1336267

Weber Medical Systems LLC	DE	31-1409572

Westhaven Services Co., LLC	OH	34-1151322

Williamson Drug Company, Incorporated	VA	54-0590067

ZS Acquisition Company, LLC	DE	20-4763592

*	The address for each of the additional registrants is c/o Omnicare, Inc., 900 Omnicare Center, 201 E. Fourth Street, Cincinnati, Ohio 45202, telephone: (513) 719-2600. The name, address, including zip code, of the agent for service for each of the additional registrants is Alexander M. Kayne, Senior Vice President, Secretary and General Counsel of Omnicare, Inc., 900 Omnicare Center, 201 E. Fourth Street, Cincinnati, Ohio 45202, telephone: (513) 719-2600.

OMNICARE, INC.

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Warrants

We may offer from time to time

•	debt securities, which may be senior or subordinated and which may be convertible into shares of our common stock or other debt securities,
•	guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries,
•	shares of our common stock, par value $1.00 per share,
•	shares of our preferred stock, no par value, or
•	warrants to purchase any of the other securities that may be sold under this prospectus.

We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “OCR.”

The mailing address of our principal executive office is 900 Omnicare Center, 201 E. Fourth Street, Cincinnati, Ohio 45202. Our telephone number is (513) 719-2600.

Investing in these securities involves risks. You should carefully review the information under the heading “Risk Factors” on page 2 regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. The price to the public and our net proceeds from the sale of such securities also will be set forth in the relevant prospectus supplement.

The date of this prospectus is November 5, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. Under this shelf process, we may sell, at any time and from time to time, the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

Unless otherwise stated or the context requires otherwise, references to “Omnicare,” “we,” “us”, “our” and the “Company” refer to Omnicare, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated.

The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the SEC and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; our ability to attract new clients and service contracts and retain existing clients and service contracts; our ability to identify, finance and consummate acquisitions on favorable terms or at all; trends for the continued growth of our businesses; changes in drug pricing; delays and reductions in reimbursement by the government and other payors to

Omnicare and our customers; the overall financial condition of our customers and our ability to assess and react to such financial condition; the ability and willingness of our vendors and business partners to continue to provide products and services to Omnicare; the successful integration of acquired companies and realization of contemplated synergies; the continued availability of suitable acquisition candidates; the ability to attract and retain skilled management; competition for qualified staff in the healthcare industry; variations in demand for our products and services; variations in costs or expenses; our ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, its implementing regulations and any subregulatory guidance; reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long-term care pharmacies or specialty pharmacies; government budgetary pressures and changes, including federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of our contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or changes in the proportion of our business covered by specific contracts; the outcome of pending and future legal or contractual disputes; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances that could result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; our ability to successfully complete planned divestitures; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for our stock and in the financial markets generally; timing of conversions of our convertible debt securities; access to adequate capital and financing on acceptable terms; changes in our credit ratings given by rating agencies; changes in tax laws and regulations; changes in accounting rules and standards; the impacts of potential cybersecurity risks and/or incidents; costs to comply with our Corporate Integrity Agreement; and unexpected costs and interruptions from the implementation of our new information technology system. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and the other documents incorporated by reference in this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

These risks are not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business operations. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such cases, you may lose all or part of your investment.

OUR COMPANY

We are a leading healthcare services company that specializes in the management of complex pharmaceutical care. We operate two primary businesses, Long-Term Care Group (“LTC”) and Specialty Care Group (“SCG”), each serving different customer populations but sharing a common objective of advancing health outcomes at the lowest possible cost. Through LTC, we are the nation’s largest provider of pharmaceuticals and related pharmacy and ancillary services to long-term care facilities, chronic care facilities and other settings. Through SCG, we provide specialty pharmacy and commercialization services for the biopharmaceutical industry. We leverage our specialized clinical capabilities and innovative technology solutions across both of these primary businesses as key components of the value that management believes we provide to our customers. We service customers in both of these businesses across the United States.

Long-Term Care

Through LTC, we operate the largest institutional pharmacy business in the United States as measured in both revenues and the number of customers served. Due to the size and scope of LTC, we believe we have unique cost advantages, especially pertaining to the sourcing of pharmaceuticals. The scale of our operations has also provided us with the opportunity to make investments in proprietary automation technology to reduce our dispensing costs while improving the accuracy and consistency of our service delivery. LTC’s customers consist of skilled nursing facilities, assisted living facilities, independent living communities, hospitals, correctional facilities, and other healthcare service providers. In light of a customer mix that is heavily concentrated in the senior market, we have a high level of insight into geriatric pharmaceutical care.

In addition to pharmaceutical distribution, we believe we provide value to our customers through our extensive clinical services, our customer-facing technology offerings and the speed at which we transition residents of our customers’ facilities to lower-cost generic pharmaceuticals. With respect to our clinical services, we provide pharmacy consulting, including monthly patient drug therapy evaluations, assist in compliance with state and federal regulations and provide proprietary clinical and health management programs (utilizing outcomes-based algorithm technology). LTC also provides a suite of technology solutions based largely on our Omniview® web-based platform that is intended to improve the efficiency of our customers’ operations through such tools as the electronic ordering of prescription refills, proof-of-delivery tracking, and real-time validation of Medicare Part D coverage, among others. LTC also provides a number of other products and services, including intravenous medications and nutrition products (infusion therapy products and services), respiratory therapy services, and clinical care planning. We also provide pharmaceutical case management services for retirees, employees and dependents who have drug benefits under corporate-sponsored healthcare programs.

Specialty Care Group

SCG operates across a broad spectrum of the healthcare continuum, serving the needs of biopharmaceutical manufacturers, physicians, nurses, caregivers and patients. Our SCG services are largely centered on the specialty pharmaceutical market and revolve around four platforms: brand support services, supply chain solutions, patient support services and specialty pharmacy. By integrating these services across SCG’s platforms, we are able to provide our manufacturer clients a customized end-to-end solution for all of their needs. Our brand support services, supply chain solutions and patient support services are integrated, fee-for-service platforms which focus on helping the drug manufacturer to market, distribute and obtain reimbursement for their products. In our specialty pharmacy platform, we dispense specialized pharmaceuticals that are high cost, have complex reimbursement and supply chain challenges, have limited patient populations and are not available through normal retail channels. These specialized drugs deal primarily with specific categories of drugs and disease states, such as rheumatoid arthritis, multiple sclerosis, oncology and growth hormones.

Corporate Information

Our principal executive office is located at 900 Omnicare Center, 201 E. Fourth Street, Cincinnati, Ohio 45202, and our telephone number is (513) 719-2600. Our corporate website address is www.omnicare.com. Information contained on our website is not a part of, or incorporated by reference in, this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges.

	Nine Months Ended September 30,	Year Ended December 31,

	2014	2013		2012		2011		2010		2009

Ratio of Earnings to Fixed Charges (1)	4.1x	2.2	x	2.8	x	2.4	x	1.1	x	2.3	x

(1)	Our ratio of earnings to fixed charges has been computed by adding income from continuing operations before income taxes and fixed charges to derive adjusted income from continuing operations, and dividing adjusted income from continuing operations by fixed charges. Fixed charges consist of interest expense on debt (including the amortization of debt expense) and one-third (the proportion deemed representative of the interest portion) of rent expense.

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, but not be limited to, repayment or reduction of indebtedness, working capital, capital expenditures, acquisitions, and repurchases and redemptions of securities.

DESCRIPTION OF DEBT SECURITIES AND

GUARANTEES OF DEBT SECURITIES

We may issue debt securities either separately or together with, or upon the conversion of or in exchange for, other securities. We may issue senior debt securities and/or subordinated debt securities. The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as will be described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series. Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. The form of indenture relating to our senior debt securities and the executed indenture related to our subordinated debt securities have been filed as exhibits to the registration statement of which this prospectus is a part.

The applicable prospectus supplement and the form of indenture relating to any particular debt securities offered will describe the specific terms of that series. When evaluating an offering of our debt securities, you also should refer to all provisions of the applicable indenture and the debt securities. When we refer to “Omnicare,” “we,” “us” or “our” in this section or when we otherwise refer to ourselves in this section, we mean Omnicare, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

This section summarizes selected terms of the debt securities that we may offer. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

We can issue an unlimited amount of debt securities under the indentures. However, certain of our existing or future debt agreements may limit the amount of debt securities we may issue. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms that differ from the terms of debt securities of any other series, and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities.

A prospectus supplement relating to the series of debt securities being offered will describe the specific terms of that series of debt securities, including, where applicable, the following:

•	the title and series designation of the series of debt securities and whether the debt securities of the series will be senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the price or prices at which the debt securities of the series will be issued;

•	whether the debt securities will be guaranteed and the terms of any such guarantees;

•	the date or dates on which the principal amount and premium, if any, are payable;

•	the interest rate or rates or the method for calculating the interest rate, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, the date or dates from which interest will accrue and the interest payment date on which interest will be payable, subject to our right, if any, to defer or extend an interest payment date and the duration of that deferral or extension;

•	the date or dates on which interest, if any, will be payable and the record dates for payment of interest;

•	the place or places where the principal and premium, if any, and interest, if any, will be payable and where the debt securities of the series can be surrendered for transfer, conversion or exchange;

•	our right, if any, to redeem the debt securities and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part;

•	any mandatory or optional sinking fund or analogous provisions;

•	if the debt securities of the series will be secured, any provisions relating to the security provided;

•	whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected;

•	whether any portion of the principal amount of the debt securities of the series will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

•	provisions relating to the modification, supplement or waiver of any provisions of the indenture relating to the debt securities of the series both with and without the consent of holders of the debt securities of such series;

•	whether the debt securities of the series, in whole or any specified part, will be defeasible pursuant to the indenture and the manner in which any election by us to defease the debt securities of the series will be evidenced;

•	the events of default pertaining to the debt securities of the series;

•	covenants pertaining to the debt securities of the series;

•	if other than U.S. dollars, the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series;

•	whether the debt securities of the series may be satisfied and discharged and, if so, the terms and conditions for such satisfaction and discharge;

•	any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

•	whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the indenture;

•	whether the debt securities of the series are to be issued in fully registered form without coupons or are to be issued in the form of one or more global securities in temporary global form or permanent global form;

•	whether the debt securities of the series are to be issued in registered or bearer form, the terms and conditions relating to the applicable form, including, but not limited to, tax compliance, registration and transfer procedures and, if in registered form, the denominations in which we will issue the registered securities if other than $1,000 or a multiple thereof and, if in bearer form, the denominations in which we will issue the bearer securities;

•	any special United States federal income tax considerations applicable to the debt securities of the series;

•	any addition to or change in the covenants set forth in the indenture that apply to the debt securities of the series; and

•	any other terms of the debt securities of the series not inconsistent with the provisions of the indenture.

The prospectus supplement relating to any series of subordinated debt securities being offered also will describe the subordination provisions applicable to that series. In addition, the prospectus supplement relating to a series of subordinated debt securities will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

Debt securities may be issued at a discount below their principal amount or at a premium above their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the indenture. Any applicable prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

Subordination Provisions Relating to Subordinated Debt

Debt securities may be subject to contractual subordination provisions contained in the subordinated debt securities indenture. These subordination provisions may prohibit us from making payments on the subordinated debt securities in certain circumstances before a defined class of “senior indebtedness” is paid in full or during certain periods when a payment or other default exists with respect to certain senior indebtedness. If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will include a description of the subordination provisions and the definition of senior indebtedness that apply to the subordinated debt securities.

If the trustee under the subordinated debt indenture or any holder of the series of subordinated debt securities receives any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Conversion and Exchange Rights

The debt securities of a series may be convertible into or exchangeable for certain of our other securities, if at all, according to the terms and conditions described in the applicable prospectus supplement. Such terms will include the conversion or exchange price and any adjustments thereto, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities, and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

The Trustees under the Indentures

A trustee in its individual or any other capacity may become the owner or pledgee of debt securities and may otherwise deal with us or any of our affiliates with the same rights it would have if it were not a trustee. If, however, any trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue to act as trustee or resign.

The holders of a majority in principal amount of the then outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that if an event of default occurs and is continuing, a trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent person in the conduct of its own affairs. Subject to such provisions, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such series to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor depositary for such series or a nominee of such successor depositary. The specific terms of the depository arrangement will be described in the applicable prospectus supplement.

Subsidiary Guarantees

Debt securities may be guaranteed by certain of our domestic subsidiaries. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Applicable Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, no par value per share.

Common Stock

This section summarizes the general terms of our common stock that we may offer. The prospectus supplement relating to the common stock offered will state the number of shares offered, the initial offering price and the market price, dividend information and any other relevant information. The summaries in this section and the prospectus supplement do not describe every aspect of our common stock. When evaluating an offering of our common stock, you should also refer to all of the provisions of our charter, our by-laws and the Delaware General Corporation Law (the “DGCL”). Our charter and by-laws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference herein.

Terms of the Common Stock

As of September 30, 2014, 97,883,851 shares of our common stock were outstanding. Our common stock has no preemptive rights and no redemption, sinking fund or conversion provisions. All shares of our common stock have one vote on any matter submitted to the vote of stockholders. Our common stock does not have cumulative voting rights. Upon our liquidation, the holders of our common stock are entitled to receive, on a pro rata basis, all assets then legally available for distribution after payment of debts and liabilities and preferences on preferred stock, if any. Holders of our common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor (subject to the prior rights of preferred stock, if any). All outstanding shares of our common stock are fully paid and nonassessable.

Provisions with Possible Anti-takeover Effects

Certain provisions of our charter, by-laws and the DGCL may delay or prevent any transaction involving us that might result in a change of control.

Fair Price Provision.

With certain exceptions, in the event a person, corporation or other entity owns 10% or more of our stock entitled to vote, a majority of the outstanding shares of our capital stock not so owned is required to authorize (i) any merger or consolidation of us with or into such corporation, (ii) any sale, lease, exchange or other disposition of all or a substantial part of our assets to or with such person, corporation or other entity or (iii) issuances and transfers of our securities to such person, corporation or other entity for assets and/or securities with a value of at least $5 million or for cash.

Board of Directors.

Our board of directors, when evaluating any offer of another party to make a tender or exchange offer for our equity securities, merge or consolidate with us, or purchase or otherwise acquire all or substantially all of our assets, shall, in connection with the exercise of its judgment in determining what is in the best interests of us and our stockholders, give due consideration to all relevant factors, including the social and economic effects on our employees, customers, suppliers and other constituents and on the communities in which we operate or are located.

Our charter also provides that directors may be removed without cause only by the holders of two-thirds of the shares of our capital stock then entitled to vote on the election of directors.

Amendments to the Charter.

The sections of our charter relating to the fair price and director removal provisions described above, as well as those relating to elimination of director liability, indemnification of directors and the ability of our board of directors to amend the by-laws, may only be repealed or amended with the approval of the holders of two-thirds of the outstanding shares of each class of our capital stock entitled to vote thereon as a class.

Business Combinations.

We are subject to Section 203 of the DGCL, which restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder.

Future Issuances of Preferred Stock.

We are not required to seek stockholder approval prior to designating any future series of preferred stock. Our board of directors could issue preferred stock in one or more transactions with terms that might make the acquisition of control of our company more difficult or costly.

Transfer Agent

The transfer agent for our common stock is BNY Mellon Shareowner Services, Jersey City, New Jersey.

Preferred Stock

This section summarizes the general terms of the preferred stock that we may offer. The prospectus supplement relating to a particular series of preferred stock will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the prospectus supplement do not describe every aspect of the preferred stock. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus. When evaluating an offering of our preferred stock, you also should refer to all of the provisions of our charter, the applicable certificate of designation for the offered series of preferred stock and the DGCL. The applicable certificate of designation will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

General

Our board of directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the DGCL.

Our board of directors is authorized to determine the terms for each series of preferred stock, and a prospectus supplement will describe the terms of any series of preferred stock being offered thereby, including:

•	the designation of the shares and the number of shares that constitute the series;

•	the purchase price of the preferred stock;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights of the shares;

•	the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding up;

•	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•	whether the shares of the series of preferred stock will be listed on a securities exchange;

•	any special United States federal income tax considerations applicable to the series; and

•	the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends

Holders of shares of preferred stock will be entitled to receive, when and as declared by our board of directors, dividends payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any series of preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

Unless otherwise set forth in the applicable prospectus supplement, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) may be declared or paid or set aside for payment, nor may any other distribution be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends, nor may any common stock or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any of that stock) by us (except by conversion into or exchange for other capital stock of ours ranking junior to the preferred stock of that series as to dividends) unless (i) if that series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and (ii) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period. However, any monies deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund may be applied to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full dividends, including cumulative dividends, upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment. In addition, any junior or parity preferred stock or common stock may be converted into or exchanged for our stock ranking junior to the preferred stock as to dividends.

The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

Convertibility

No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

Redemption and Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation, dissolution or winding up and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of preferred stock as to rights upon liquidation, dissolution or winding up have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon our liquidation, dissolution or winding up, the amounts payable with respect to a series of preferred stock, and any other preferred stock ranking on a parity with such preferred stock as to any distribution are not paid in full, then the holders of such series of preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of such series of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation nor merger of us with another corporation nor a sale of securities will be considered a liquidation, dissolution or winding up of us.

Voting Rights

The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our board of directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that class;

•	increase or decrease the par value of the shares of that class; or

•	alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If the amendment would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous

The holders of our preferred stock will have no preemptive rights. All shares of preferred stock that we may offer will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter or the applicable certificate of designation or as otherwise required by law.

Outstanding Preferred Stock

As of September 30, 2014, there were no shares of preferred stock outstanding.

Transfer Agent and Registrar

The transfer agent and registrar designated for a particular series of preferred stock will be identified in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

This section summarizes the general terms of the warrants that we may offer. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. A prospectus supplement will describe the specific terms of the particular series of warrants offered thereby, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the applicable prospectus supplement do not describe every aspect of the warrants. If any particular terms of a series of warrants described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus. When evaluating an offering of our warrants, you also should refer to all the provisions of the applicable warrant agreement, the certificates representing the warrants and the specific descriptions in the applicable prospectus supplement. The applicable warrant agreement and warrant certificates will be filed as exhibits to or incorporated by reference in the registration statement.

General

A prospectus supplement, as well as the related warrant agreement and warrant certificates, will describe the terms of the series of warrants being offered, including the following, where applicable:

•	the principal amount or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price of the warrants, if any;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	a discussion of any special United States federal income tax considerations applicable to the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of the warrants, if any;

•	antidilution provisions of the warrants, if any; and

•	any other material terms of the warrants.

Exercise of Warrants

A warrant will entitle the holder to purchase that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to that series of warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. Eastern Standard Time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. Eastern Standard Time on the expiration date, unexercised warrants will become void. Upon receipt of payment of the exercise price and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of such warrants and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus from time to time. We may sell the securities to one or more underwriters for public offering and sale by them; or we may sell the securities to investors through agents or dealers; or we may use a combination of these methods. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We also reserve the right to sell securities directly to investors in those jurisdictions where we are authorized to do so.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. If we use underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter at the time of sale.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Any underwriter, dealer or agent that will participate in a distribution of securities will be identified in the applicable prospectus supplement or other offering materials.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

If so indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase securities from us or the dealers at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but such contracts will in all cases be subject to approval by us.

In the event we sell securities directly to investors, no underwriters, agents or dealers would be involved. We may use electronic media, including the internet, to offer and sell securities directly.

The securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. We may enter into agreements with remarketing firms that entitle them to indemnification by us against certain liabilities, including liabilities under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement will indicate, in connection with those derivatives, if such third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

The securities may or may not be listed on a national securities exchange or a foreign securities exchange. Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any such securities.

One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

LEGAL MATTERS

Legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by White & Case LLP, New York, New York. Certain matters under Georgia law will be passed upon by Briskin, Cross & Sanford, LLC. Certain matters under Illinois law and Maryland law will be passed upon by Daneker, McIntire, Schumm, Prince, Manning & Widmann, P.C. Certain matters under Indiana law and Ohio law will be passed upon by Bingham Greenebaum Doll LLP. Certain matters under Kentucky law, South Carolina law, Virginia law and West Virginia law will be passed upon by Hancock, Daniel, Johnson & Nagle, P.C. Certain matters under Louisiana law will be passed upon by Taylor Porter Brooks & Phillips, L.L.P. Certain matters under Michigan law will be passed upon by Plunkett Cooney, P.C. Certain matters under Missouri law will be passed upon by Carmody MacDonald P.C. Certain matters under New Hampshire law will be passed upon by Shaheen & Gordon, P.A. Certain matters under New Jersey law and Pennsylvania law will be passed upon by Stradley Ronon Stevens & Young, LLP. Certain matters under Oklahoma law will be passed upon by McAfee &

Taft, A Professional Corporation. Certain matters under South Dakota law will be passed upon by Davenport, Evans, Hurwitz & Smith, LLP. Certain matters under Washington law will be passed upon by Stoel Rives LLP. Certain matters under Wisconsin law will be passed upon by Davis  & Kuelthau, S.C.

EXPERTS

The financial statements incorporated in this prospectus by reference to Omnicare, Inc.’s Current Report on Form 8-K dated November 5, 2014 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Omnicare, Inc. for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Our filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our website at www.omnicare.com. However, the information on our website is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement.

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the addresses and websites listed above.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. We are incorporating by reference the following documents that we have previously filed with the SEC (other than information in such documents that is deemed not to be filed):

(a)	Omnicare, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (filed February 19, 2014) (the financial statements and related audit report have been superseded by the financial statements and related audit report included in the Current Report on Form 8-K filed on November 5, 2014);

(b)	Omnicare, Inc.’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 (filed April 23, 2014), June 30, 2014 (filed July 23, 2014) and September 30, 2014 (filed October 24, 2014);

(c)	Omnicare Inc.’s Current Reports on Form 8-K filed February 28, 2014, March 25, 2014, April 16, 2014, May 22, 2014, May 27, 2014, July 2, 2014, October 31, 2014 and November 5, 2014; and

(d)	Omnicare, Inc.’s description of its common stock contained in the Registration Statement filed on Form 8-A pursuant to Section 12(b) of the Securities Exchange Act of 1934 including any amendment or report updating such description.

We also are incorporating by reference all future documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities made hereby (other than information in such documents that is deemed not to be filed).

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to 900 Omnicare Center, 201 E. Fourth Street, Cincinnati, Ohio 45202, Attention: Secretary; telephone number (513) 719-2600. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses relating to the issuance and distribution of the securities registered hereby will be borne by the registrant. Such expenses are estimated to be as follows:

SEC Registration Fee	$	*

Accounting fees and expenses		100,000

Legal fees and expenses		300,000

Printing and engraving expenses		50,000

Rating agencies’ fees		200,000

Trustee’s and registrar’s fees and expenses		50,000

Miscellaneous expenses		25,000

Total:		$725,000

*	Deferred in reliance upon Rules 456(b) and 457(r).

Item 15. Indemnification of Directors and Officers

The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the organizational documents of Omnicare, Inc. and the subsidiary guarantors, as applicable.

Delaware

AMC-New York, Inc., AMC-Tennessee, Inc., BPNY Acquisition Corp., CHP Acquisition Corp., CIP Acquisition Corp., HMIS, Inc. Managed Healthcare, Inc., Med World Acquisition Corp., NeighborCare Holdings, Inc., NeighborCare Pharmacy Services, Inc., NeighborCare Services Corporation, Omnicare Holding Company, Omnicare Management Company, Omnicare Pharmacies of the Great Plains Holding Company, Omnicare Purchasing Company General Partner, Inc., Omnicare Purchasing Company Limited Partner, Inc., Pharmed Holdings, Inc. RXC Acquisition Company, Shore Pharmaceutical Providers, Inc., Sterling Healthcare Services, Inc., Superior Care Pharmacy, Inc., TCPI Acquisition Corp. and UC Acquisition Corp. are incorporated under the laws of Delaware.

Under Section 102 of Delaware General Corporation Law (the “DGCL”), a corporation may eliminate or limit the personal liability of its directors to the corporation or its stock holders for monetary damages for breach of fiduciary duty as a director, except where the director (i) breached his duty of loyalty to the corporation or its stockholders, (ii) failed to act in good faith or where the director engaged in intentional misconduct or a knowing violation of the law, (iii) authorized the payment of an unlawful dividend or an unlawful stock repurchase or redemption, or (iv) derived an improper personal benefit.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Restated Certificate of Incorporation of Omnicare, Inc. provides that a director of Omnicare, Inc. will not be liable to Omnicare, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, to the full extent permitted by the DGCL, as amended or interpreted from time to time. In addition, the Restated Certificate of Incorporation of Omnicare, Inc. states that Omnicare, Inc. shall, to the full extent permitted by the DGCL, as amended or interpreted from time to time, indemnify all directors, officers and employees whom it may indemnify pursuant thereto and, in addition, Omnicare, Inc. may, to the extent permitted by the DGCL, indemnify agents of Omnicare, Inc. or other persons.

The company maintains a director and officer liability insurance policy for the benefit of its directors and certain officers covering certain liabilities that may be incurred in the performance of these duties, which may include liability or related losses under the Securities Act or the Securities Exchange Act of 1934, as amended.

The certificate of incorporation of AMC-New York, Inc., as amended, provides that except as prohibited by law, every director and officer of the registrant shall be entitled as of right to be indemnified by the registrant against all expenses and liability incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, or whether brought by or against such person or by or in the right of the registrant or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the registrant or a subsidiary of the registrant or by reason of the fact that such person is or was serving at the request of the registrant as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an “Action”); provided, however, that no such right to indemnification shall exist with respect to an Action brought by an indemnitee (as defined below) against the registrant (an “Indemnitee Action”) except as relating to the last sentence of this paragraph. Persons who are not directors or officers of the registrant may be similarly indemnified in respect of service to the registrant or a subsidiary of the registrant or to another such entity at the request of the registrant to the extent the board of directors of the registrant at any time designates any of such persons as entitled to the benefits of the indemnification article. Additionally, as used in the indemnification article, “indemnitee” includes each director and officer of the registrant and each other person designated by the board of directors of the registrant as entitled to the benefits of the indemnification article; “expenses” means all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an indemnitee; and “liability” means all liability incurred, including the amounts of any judgments, excise taxes, fines or penalties and any amounts paid in settlement an indemnitee shall be entitled to be indemnified pursuant to the indemnification article against expenses incurred in connection with an indemnitee Action if (i) the Indemnitee Action instituted under the indemnification article and the indemnitee is successful in whole or in part in such Indemnitee Action, (ii) the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

The bylaws of AMC-New York, Inc., as amended, and Superior Care Pharmacy, Inc. each state that the registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL.

The certificates of incorporation of each of AMC-Tennessee, Inc., as amended, and HMIS, Inc. state that each registrant shall, to the fullest extent to which it is empowered to do so by the DGCL or any other applicable laws, as they may from time to time be in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts incurred by him in connection with such action, suit or proceeding.

The bylaws of each of AMC-Tennessee, Inc., HMIS, Inc. and Superior Care Pharmacy, Inc. state that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL, or any other applicable law, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the registrant shall be limited or limited to the fullest extent permitted by the DGCL, or any other applicable law, as so amended. Any repeal or modification of this indemnification by the stockholders of the registrant shall not adversely affect any right or protection of a director of the registrant existing at the time of such repeal or modification.

Additionally, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such\ amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment). All expenses, liability and loss (including attorneys’ fees, judgments, fines, ERlSA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except with respect to proceedings seeking to enforce rights to indemnification, the registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereat) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the registrant. Such rights of indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The certificates of incorporation of each of BPNY Acquisition Corp., CHP Acquisition Corp., CIP Acquisition Corp., Managed Healthcare, Inc., Med World Acquisition Corp., NeighborCare Pharmacy Services, Inc., Omnicare Pharmacies of the Great Plains Holding Company, Shore Pharmaceutical Providers, Inc., TCPI Acquisition Corp. and UC Acquisition Corp. state that a director of the registrant shall not be personally liable to the corporation or its stockholders for monetary damages or breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

The bylaws of each of BPNY Acquisition Corp., CHP Acquisition Corp., CIP Acquisition Corp., Managed Healthcare, Inc., Med World Acquisition Corp., Omnicare Holding Company, Omnicare Pharmacies of the Great Plains Holding Company, Omnicare Purchasing Company General Partner, Inc., Omnicare Purchasing Company Limited Partner, Inc., Shore Pharmaceutical Providers, Inc., Sterling Healthcare Services, Inc., TCPI Acquisition Corp. and UC Acquisition Corp. state that the registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL.

The certificate of incorporation of Omnicare Holding Company, as amended, is silent with respect to exculpation of directors from monetary damages and indemnification by the registrant of its directors and officers.

The certificates of incorporation of each of Omnicare Purchasing Company General Partner, Inc. and Omnicare Purchasing Company Limited Partner, Inc. provide that the registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL.

The certificates of incorporation of each of NeighborCare Holdings, Inc., NeighborCare Services Corporation, Pharmed Holdings, Inc. and Sterling Healthcare Services, Inc. provide that to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the registrant shall not be liable to the registrant or its stockholders for breach of fiduciary duty as a director.

The bylaws of Pharmed Holdings, Inc. state that the registrant shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the registrant or, while a director or officer of the registrant, is or was serving at the request of the registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the full extent permitted by applicable law. Expenses incurred by a person who is or was a director or officer of the registrant in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the registrant at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the registrant as authorized by such indemnification. If such a claim is not paid in full by the registrant within ninety days after a written claim has been received by the registrant, the claimant may at any time thereafter bring suit against the registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the registrant) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law for the registrant to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the registrant. Neither the failure of the registrant (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL or other applicable law, nor an actual determination by the registrant (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

First, the bylaws of each of NeighborCare Holdings, Inc., NeighborCare Pharmacy Services, Inc. and NeighborCare Services Corporation state that the registrant shall indemnify, to the fullest extent now or hereafter permitted by law, any director or officer of the registrant who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, except as relating to suits to enforce indemnification rights, the registrant shall indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the board of directors.

Second, the bylaws of each of NeighborCare Holdings, Inc., NeighborCare Pharmacy Services, Inc. and NeighborCare Services Corporation state that expenses, including attorneys’ fees, incurred by a director or officer of the registrant in defending any Proceeding, shall be paid by the registrant, in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the registrant, which undertaking may be secured or unsecured; in the discretion of the board of directors. If such a claim is not paid in full by the registrant within thirty (30) days after a written claim has been received by the registrant, the claimant may at any time thereafter bring suit against the registrant to recover the unpaid amount of the claim, and, if successful in whole or in part; the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been rendered to the registrant) that the claimant has not met the standards of conduct which make it permissible under the DGCL to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the registrant. Neither the failure of the registrant (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the registrant (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant not met the applicable standard of conduct.

Third, the bylaws of each of NeighborCare Holdings, Inc., NeighborCare Pharmacy Services, Inc. and NeighborCare Services Corporation provide that such indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, the certificate of incorporation, the by-laws, any agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office. Without limiting the generality or effect of the foregoing, the registrant may enter into one or more agreements with any person which provide for indemnification greater or different than or in addition to the indemnification provided for in the by-laws.

Fourth, the indemnification provided for in the bylaws of each of NeighborCare Holdings, Inc., NeighborCare Pharmacy Services, Inc. and NeighborCare Services Corporation shall be deemed a contract between the registrant and each director or officer of the registrant, or individual who is or was serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who serves in such capacity at any time while the indemnification provided for in the by-laws is in effect. No repeal, amendment, or other modification shall affect any rights or obligations then existing with respect to any state of facts then or therefore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. Should the indemnification provided for in the bylaws be invalidated or found unenforceable on any ground by any court of competent jurisdiction, then the registrant shall nevertheless indemnify each director, officer, employee or agent of the registrant against expenses (including attorneys’ fees), judgments, fines, excise taxes, penalties and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by the by-laws that shall not have been invalidated or found unenforceable, or by any other applicable law.

Fourth, any portion of the indemnification provided for in the by-laws of NeighborCare Holdings, Inc., NeighborCare Pharmacy Services, Inc. and NeighborCare Services Corporation shall be invalidated or found unenforceable on any ground by any court of competent jurisdiction, then the registrant shall nevertheless indemnify each director, officer, employee or agent of the registrant against expenses (including attorneys’ fees), judgments, fines, excise taxes, penalties and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by the by-laws that shall not have been invalidated or found unenforceable, or by any other applicable law.

Finally, the by-laws of each of NeighborCare Holdings, Inc., NeighborCare Pharmacy Services, Inc. and NeighborCare Services Corporation state that the registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the registrant or individual serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The certificate of incorporation of Omnicare Management Company is silent with respect to exculpation of directors from monetary damages and indemnification by the registrant of its directors and officers.

The bylaws of Omnicare Management Company state that the registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL.

The certificate of incorporation of RXC Acquisition Company provides that the personal liability of the directors of the registrant is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of DGCL Section 102. Any repeal or modification of this indemnification by the stockholders of the registrant shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. Additionally, the registrant shall, to the fullest extent permitted by the provisions of DGCL Section 145, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The bylaws of RXC Acquisition Company provide that the registrant shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The registrant may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the registrant in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the registrant to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the registrant may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

APS Acquisition LLC, Badger Acquisition LLC, Badger Acquisition of Kentucky LLC, Badger Acquisition of Minnesota LLC, Badger Acquisition of Ohio LLC, Best Care LTC Acquisition Company LLC, CCRx Holdings, LLC, CCRx of North Carolina, LLC, CCRx of North Carolina Holdings, LLC, CP Services LLC, Enloe Drugs LLC, Home Care Pharmacy, LLC, JHC Acquisition LLC, Langsam Health Services, LLC, LCPS Acquisition LLC, Lobos Acquisition, LLC, MHHP Acquisition Company LLC, NCS Healthcare, LLC, NCS Healthcare of Indiana, LLC, NIV Acquisition LLC, North Shore Pharmacy Services, LLC, OCR-RA Acquisition, LLC, Omnicare Distribution Center LLC, Omnicare ESC LLC, Omnicare Headquarters LLC, Omnicare Indiana Partnership Holding Company, LLC, Omnicare of Nevada LLC, Omnicare of New York, LLC, Omnicare Pharmacies of Pennsylvania East, LLC, Omnicare Pharmacy of Maine LLC, Omnicare Pharmacy of Nebraska LLC, Omnicare Pharmacy of North Carolina, LLC, Omnicare Pharmacy of Pueblo, LLC, Omnicare Pharmacy of Tennessee LLC, Omnicare Pharmacy of the Midwest, LLC, Omnicare Property Management, LLC, Pharmacy Holding #1, LLC, Pharmacy Holding #2, LLC, PMRP Acquisition Company, LLC, PP Acquisition Company, LLC, PSI Arkansas Acquisition, LLC, Value Health Care Services, LLC, VAPS Acquisition Company, LLC, Weber Medical Systems LLC and ZS Acquisition Company, LLC are registered under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability agreement of APS Acquisition LLC states that its member shall not have any liability for the obligations or liabilities of the registrant, except to the extent provided in the Delaware Limited Liability Company Act.

The limited liability company agreements of each of Badger Acquisition LLC, Badger Acquisition of Kentucky LLC, Badger Acquisition of Minnesota LLC, Badger Acquisition of Ohio LLC, Best Care LTC Acquisition Company LLC, CCRx Holdings, LLC, CCRx of North Carolina, LLC, CCRx of North Carolina Holdings, LLC, CP Services LLC, Home Care Pharmacy, LLC, Langsam Health Services, LLC, LCPS Acquisition LLC, Lobos Acquisition, LLC, NCS Healthcare, LLC, NCS Healthcare of Indiana, LLC, North Shore Pharmacy Services, LLC, OCR-RA Acquisition, LLC, Omnicare ESC LLC, Omnicare of New York, LLC, Omnicare Pharmacy of Tennessee LLC, Omnicare Pharmacy of the Midwest, LLC, Omnicare Property Management, LLC, PMRP Acquisition Company, LLC, PP Acquisition Company, LLC, PSI Arkansas Acquisition, LLC, Value Health Care Services, LLC, VAPS Acquisition Company, LLC and ZS Acquisition

Company, LLC provide that neither any member nor any manager shall have any liability for the obligations or liabilities of the registrant except to the extent provided by the limited liability company agreement or in the Delaware Limited Liability Company Act. The registrant shall indemnify to the full extent permitted by law each manager, and the testator or intestate of any such manager, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such manager is or was a manager, officer, employee, appointee or designee of the registrant; provided that no indemnification or reimbursement shall be made to or on behalf of any such manager to the extent that a final judgment or other final adjudication binding upon such manager establishes that the acts or omissions of such manager resulted from the bad faith, fraud or criminal act of such manager. Expenses, including attorneys’ fees, incurred by any such manager in defending any such action, suit or proceeding shall be paid or reimbursed by the registrant promptly upon receipt by it of an undertaking of such manager to repay such expenses if it shall ultimately be determined that such manager is not entitled to be indemnified by the registrant. In case any such action, suit or proceeding shall be brought against any such manager, such manager shall notify the registrant of the commencement thereof, and the registrant shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof. Additionally, the indemnification and reimbursement of expenses provided by the limited liability agreement shall not be deemed exclusive of any other rights to which those seeking indemnification or reimbursement of expenses may be entitled under any other instrument or by reason of any other action or otherwise. However, such indemnification and reimbursement of expenses shall be available only to the extent that indemnification or reimbursement is unavailable to such manager under any applicable policy of insurance or otherwise.

The limited liability company agreements of each of Enloe Drugs LLC, JHC Acquisition LLC, MHHP Acquisition Company LLC, NIV Acquisition LLC, Omnicare Distribution Center LLC Omnicare Headquarters LLC, Omnicare Indiana Partnership Holding Company, LLC, Omnicare of Nevada LLC, Omnicare Pharmacies of Pennsylvania East, LLC, Omnicare Pharmacy of Maine LLC, Omnicare Pharmacy of Nebraska LLC, Omnicare Pharmacy of North Carolina, LLC Omnicare Pharmacy of Pueblo, LLC, Pharmacy Holding #1, LLC, Pharmacy Holding #2, LLC and Weber Medical Systems LLC state that the registrant shall, to the maximum extent provided by law, indemnify, defend and hold harmless each present or former member, board member or officer (each, an “Indemnitee”), to the extent of the registrant’s assets, from and against any liability, damage, cost, expense, loss, claim, judgment or amounts paid in settlement thereof (including reasonable attorneys’ fees and costs in settlement or defense thereof) incurred by reason of the fact that such Indemnitee is or was the member, a board member or an officer. Notwithstanding the foregoing, no Indemnitee shall be so indemnified, defended or held harmless for claims arising out of a breach by the Indemnitee of the limited liability company agreement or any acts or omissions by the Indemnitee that constitute fraud, willful misconduct or breach of fiduciary duty to the registrant or to the member. The registrant shall advance the expenses of defense if the Indemnitee undertakes in writing to repay the advanced funds to the registrant if the Indemnitee is finally determined by a court of competent jurisdiction not to be entitled to indemnification pursuant to the indemnification provided for in the limited liability company agreement.

Care Pharmaceutical Services, LP, Care4 LP, Omnicare Pharmacy of Florida, LP, Omnicare Pharmacy of Texas 1, LP, Omnicare Pharmacy of Texas 2, LP, Omnicare Purchasing Company LP and PRN Pharmaceutical Services, LP are registered under the laws of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

The agreement of limited partnership of Care4 LP, as amended, states that its general partner shall not be liable, responsible or accountable in damages or otherwise to the registrant or the limited partner for any act or omission performed or omitted by it in good faith, provided that such act or omission does not constitute gross negligence or fraud and except in such case, the registrant shall indemnify the general partner and its directors, shareholders, successors and assigns against all loss or damage incurred by them and against expenses (including attorneys’ fees) incurred by them in connection with the defense or settlement of any threatened, pending or completed action or suit by the limited partner or third party. The satisfaction of any indemnification and any saving harmless shall be from and limited to the registrant’s assets, and the limited partner shall not have any personal liability on account thereof.

The limited partnership agreements of each of Care Pharmaceutical Services, LP, Omnicare Pharmacy of Florida, LP, Omnicare Pharmacy of Texas 1, LP, Omnicare Pharmacy of Texas 2, LP, Omnicare Purchasing Company LP and PRN Pharmaceutical Services, LP provide that the liability of its general partner arising from carrying on the business affairs or operations of the registrant or for the debts of the registrant is unrestricted. The liability of its limited partner with regard to the registrant the limited partner makes, or agrees to make, to the registrant. The limited partner cannot be assessed to make any additional capital contribution to the registrant above that which it agrees to make to the registrant. If additional capital contributions to the registrant are required and are made by a general partner, it shall not entitle the general partner to a greater share of the profits or cash distributions of the registrant than otherwise is provided for by the limited partnership agreement. Additionally, nothing in each of the limited partnership agreements shall prevent or act against a partner lending money to the registrant on a promissory note or similar evidence of indebtedness, for a reasonable rate of interest. Any partner lending money to the registrant shall have the same rights regarding the loan as would any person or entity making the loan who was not a partner of the registrant.

California

Evergreen Pharmaceutical of California, Inc. is incorporated under the laws of California.

Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner reasonably believed by such person to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 317 of the California Corporations Code also provides that a corporation may, subject to certain limitations and conditions, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

To the extent that a director, officer, employee or other agent of the corporation is successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, the corporation shall indemnify such agent against expenses actually and reasonably incurred by that person in connection therewith.

Section 204(a)(10) of the California Corporations Code permits a corporation’s articles of incorporation to limit a director’s personal liability for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation or its shareholders except with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) contracts or transactions between the corporation and a director, or between the corporation and any corporation, firm or association in which a director has a material financial interest, outside the scope of Section 310 of the California Corporations Code or (vii) authorizing improper distributions, loans and guarantees under Section 316 of the California Corporations Code.

Article V of the Articles of Incorporation of Evergreen Pharmaceutical of California, Inc., as amended, provide that the liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

The bylaws of Evergreen Pharmaceutical of California, Inc., as amended, are silent as to the indemnification of directors and the limits of directors’ liability to Evergreen Pharmaceutical of California, Inc. and its shareholders.

Florida

Advanced Care Scripts, Inc. is incorporated under the laws of Florida.

Section 850 of the Florida Business Corporation Act (the “Florida Statute”) provides that a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 850 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Where a director, officer, employee, or agent of a corporation is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him or her against expenses actually and reasonably incurred.

However, a Florida corporation is not permitted to indemnify any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 834 of the Florida Statute are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 850 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the Florida Statute.

The articles of incorporation, as amended, of Advanced Care Scripts, Inc. eliminate the personal liability of its directors to the fullest extent permitted by the Florida Statute. Any repeal or modification of the articles by its stockholders shall not adversely affect any right or protection of its directors existing at the time of such repeal of modification. The articles of incorporation also provide that the registrant shall indemnify, to the fullest extent permitted by the provisions of the Florida Statute, any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The bylaws, as amended, of Advanced Care Scripts, Inc. state that the registrant shall indemnify and advance expenses to any person who was or is a party to any proceeding or threatened proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation; subject in each instance to satisfaction of all applicable requirements under the Florida Statute.

Compscript, LLC is registered under the laws of Florida.

Section 608.4229 of the Florida LLC Statute provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, and except with respect to certain criminal or improper acts and unlawful distributions, a limited liability company may, but is not required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of Compscript, LLC provides that the registrant shall indemnify the member, to the full extent permitted by law and the testator or intestate of any such member, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such member is or was a manager, officer, employee, appointee or designee of the registrant; provided that no indemnification or reimbursement shall be made to or on behalf of any such member to the extent that a final judgment or other final adjudication binding upon such member establishes that the acts or omissions of such member resulted from the bad faith, fraud or criminal act of such member. In addition, expenses, including attorneys’ fees, incurred by any such member in defending any such action, suit or proceeding shall be paid or reimbursed by the registrant promptly upon receipt by it of an undertaking of such member to repay such expenses if it shall ultimately be determined that such member is not entitled to be indemnified by the registrant. In case any such action, suit or proceeding shall be brought against any such member, such member shall notify the registrant of the commencement thereof, and the registrant shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof.

The limited liability company agreement of Compscript, LLC also states that any such indemnification and reimbursement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or reimbursement of expenses may be entitled under any other instrument or by reason of any other action or otherwise. However, any such indemnification and reimbursement of expenses shall be available only to the extent that indemnification or reimbursement is unavailable to such member under any applicable policy of insurance or otherwise.

Georgia

Medical Arts Health Care, Inc. and Pharmasource Healthcare, Inc. are incorporated under the laws of Georgia.

Under O.C.G.A. §14-2-850, et seq. of the Georgia Business Corporation Code (“GBCC”), a Georgia corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director of the corporation against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (which includes counsel fees) incurred with respect to such proceeding, if such individual (A) conducted himself or herself in good faith and (B) reasonably believed (i) while acting in his or her official capacity, that his or her conduct was in the best interests of the corporation, or (ii) while acting any other capacity, that his or her conduct was at least not opposed to the best interests of the corporation, or (C) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred by the director in connection with the proceeding. The termination of the proceeding by judgment, order, settlement or conviction or upon the entry of a plea of nolo contendere is not, of itself, determinative that the person did not meet the standard of conduct set forth in O.C.G.A. § 14-2-851(a).

A Georgia corporation may not indemnify a director under the GBCC in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding, provided it is determined that such director met the relevant standard of conduct. A corporation may not indemnify a director in connection with any proceeding with respect to conduct for which such director was found liable on the basis that he or she received an improper personal benefit, whether or not such director was acting in his or her official capacity as a director of the corporation.

Additionally, a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding; provided, that such director delivers to the corporation (i) a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in O.C.G.A. §14-2-851 or that the proceeding involves conduct for which such director’s liability has been properly eliminated by provision of the articles of incorporation, and (ii) a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification.

The GBCC allows a Georgia corporation to indemnify directors without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who do not qualify as a disinterested director with respect to any proceeding to which such indemnification is being sought; provided, that such director delivers to the corporation the abovementioned written affirmation and written undertaking. Notwithstanding the foregoing, the corporation may not indemnify a director for any liability incurred in a proceeding in which the director is found liable to the corporation or is subjected to injunctive relief in favor of the corporation for, among other things: (1) Any appropriation, in violation of the director’s duties, of any business opportunity of the corporation; (2) Acts or omissions which involve intentional misconduct or a knowing violation of law; or (3) Any transaction from which he or she received an improper personal benefit.

Under the GBCC, a Georgia corporation may indemnify and advance expenses to an officer of the corporation to the same extent as a director or if not also a director, then to such further extent as otherwise provided by the articles of incorporation, the bylaws, a resolution of the board of directors or by contract; provided, however, if the officer is not also a director of the corporation, the corporation may not indemnify the officer for any liability arising out of conduct that constitutes, among other things, (1) Any appropriation, in violation of the officer’s duties, of any business opportunity of the corporation; (2) Acts or omissions which involve intentional misconduct or a knowing violation of law; or (3) Any transaction from which he or she received an improper personal benefit. The foregoing limitation will also apply to an officer who is also a director of the corporation if the sole basis on which he or she is a party to the proceeding is an act or omission by him or her in the official capacity as an officer of the corporation.

A Georgia corporation may also indemnify and advance expenses to an employee or agent of the corporation who is not a director to the extent that may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or by contract.

Under the GBCC, a Georgia corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation against liability asserted against or incurred by such individual while acting in his or her official capacity or arising from his or her status as a director, officer, employee or agent of the corporation, notwithstanding whether a corporation would have the power to indemnity or advance expenses to such individual for the same liability.

The Bylaws of Medical Arts Health Care, Inc. provide that the company shall indemnify its officers and directors against all reasonable expenses incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payments paid in cash settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers and directors.

The Bylaws of Pharmasource Healthcare, Inc. provide that it shall indemnify its officers and directors against all reasonable expenses incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payments paid in cash settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers and directors.

Illinois

NCS Healthcare of Illinois, LLC is registered under the laws of Illinois.

Section 180/15-7 of the Illinois Limited Liability Company Act provides that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Illinois law, section 180/15-3 provides that the fiduciary duties a member owes to a member-managed company and its other members include the duty of loyalty and the duties referred to in subsections of that section 180/15-3. A member’s duty of loyalty to a member-managed company and its other members includes the following: (1) to account to the company and to hold as trustee for it any property, profit, or benefit derived by the member in the conduct or winding up of the company’s business or derived from a use by the member of the company’s property, including the appropriation of a company’s opportunity; (2) to act fairly when a member deals with the company in the conduct or winding up of the company’s business as or on behalf of a party having an interest adverse to the company; and (3) to refrain from competing with the company in the conduct of the company’s business before the dissolution of the company. A non-member-manager’s duty of care to a member-managed company and its other members in the conduct of and winding up of the company’s business is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. A member shall discharge his or her duties to a member-managed company and its other members under the Illinois limited liability company act or under the operating agreement and exercise any rights consistent with the obligation of good faith and fair dealing.

Thus, an indemnity with respect to breach of obligations under Section 180/15-3 may not be enforceable by a member or member manager in certain circumstances.

The limited liability company agreement of NCS Healthcare of Illinois, LLC provides for the maximum amount of indemnification allowed by law, but only applies if the member has been a manager, officer, employee, appointee or designee of the company.

Indiana

NCS Healthcare of Indiana, Inc. is incorporated under the laws of Indiana.

Chapter 37 of the Indiana Corporation Law (“INCL”) states that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual’s conduct was in good faith, the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests, and, in the case of any criminal proceeding, the individual either had reasonable cause to believe the individual’s conduct was lawful or had no reasonable cause to believe the individual’s conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in the INCL, the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under the law. A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law. The determination shall be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or by the other methods specified in Chapter 37 of the INCL.

A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, member, manager, employee, or agent. The indemnification and advance for expenses provided for or authorized by the INCL does not exclude any other rights to indemnification and advance for expenses that a person may have under a corporation’s articles of incorporation, bylaws or certain other duly authorized agreements.

The Bylaws of NCS Healthcare of Indiana, Inc. provide that the corporation shall, indemnify any director or officer to the fullest extent provided by, or permissible under, Chapter 37 of the Indiana Business Corporation Law, as the same may be amended from time to time; and the corporation is hereby specifically authorized to take any and all further action to effectuate any indemnification of any director or officer which any Indiana corporation may have power to take, by any vote of the shareholders, vote of disinterested directors, by an agreement, or otherwise. The Bylaws of the corporation shall be interpreted in all respects to expand such power to indemnify to the maximum extent permissible to any Indiana corporation with regard to the particular facts of each case, and not in any way to limit any statutory or other power to indemnify, or right of any individual to indemnification.

NeighborCare of Indiana, LLC is registered under the laws of Indiana.

Chapter 4, Section 4 of the Indiana Business Flexibility Act governing Indiana limited liability companies provides that a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The Operating Agreement of NeighborCare of Indiana, LLC provides that the company shall indemnify the member to the full extent permitted by the Indiana Business Flexibility Act and the testator or intestate of the member, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the member is or was a manager, officer, employee, appointee or designee of the company; provided that no indemnification or reimbursement shall be made to or on behalf of the member to the extent that a final judgment or other final adjudication binding upon the member establishes that its acts or omissions resulted from its bad faith, fraud or criminal act. Expenses, including attorneys’ fees, incurred by the member in defending any such action, suit or proceeding shall be paid or reimbursed by the company promptly upon receipt by it of an undertaking of the member to repay such expenses if it shall ultimately be determined that the member is not entitled to be indemnified by the company. In case any such action, suit or proceeding shall be brought against the member, the member shall notify the company of the commencement thereof, and the company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof.

Kentucky

D&R Pharmaceutical Services, LLC and Three Forks Apothecary LLC are registered under the laws of Kentucky.

Section 275.180 of the Kentucky Revised Statutes provides that the written operating agreement of a limited liability company may (i) eliminate or limit the personal liability of a member or manager for monetary damages for breach of certain of such member’s or manager’s duties as described in Section 275.170 of the Kentucky Revised Statutes, and (ii) provide for the indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Neither the Articles of Organization nor the Limited Liability Company Agreement of D&R Pharmaceutical Services, LLC specifies the extent to which the company may indemnify its officers or directors.

The Operating Agreement for Three Forks Apothecary LLC provides that each person who was or is a member, or agent of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, manager, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, may be indemnified by the company to the full extent permitted by Kentucky law against any liability or loss (including attorneys’ fees) such person reasonably incurs in such capacity or arising out of acting in such capacity.

Louisiana

Campo’s Medical Pharmacy, Inc. is incorporated under the laws of Louisiana.

In general, §12.83 of the Louisiana Business Corporation Law (“LBCL”) allows corporations to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under the LBCL, a termination of the action by judgment, settlement, conviction or plea of nolo contendere, will not, of itself, create a presumption that the person did not act in good faith. To the extent that such person is successful on the merits or otherwise in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation. Expenses may be paid in advance of the final outcome if authorized by the board of directors without regard to whether or not a voting director is a party to the action, upon receipt of undertaking by such person to repay such amount advanced, if it is ultimately determined that he is entitled to indemnification.

If the action is by or in the right of the corporation, the indemnity is limited to expenses not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion. No indemnification can be made if a court of competent jurisdiction, after exhaustion of appeals, finds the director liable for willful or intentional misconduct, unless the court determines that, given the circumstances of the case, the director is fairly and reasonably entitled to indemnification for certain expenses.

The LBCL allows a corporation to procure or maintain insurance against liability on behalf of a director or any such person.

The Bylaws of Campo’s Medical Pharmacy, Inc., a Louisiana corporation, expressly provide that the corporation shall indemnify its officers and directors to the extent permitted by the Business Corporation law of Louisiana.

Maryland

NeighborCare Repackaging, Inc. and Professional Pharmacy Services, Inc. are incorporated under the laws of Maryland.

Maryland corporate law regarding the indemnity of officers and directors, primarily found in Corporations and Associations Section 2-418, permits a Maryland corporation to indemnify a director and advance expenses for indemnification for actions brought to enforce an indemnification or if the charter, bylaws, resolution of the board or agreement approved by the board so permit. Indemnification is not permitted under Courts and Judicial Proceedings Article 5-418 if (i) the act or omission of the director was material to the matter giving rise to the proceeding; and was committed in bad faith; or was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Officers who are not directors have a slightly broader indemnity available to them. By board of director’s action, the corporate charter, bylaws, or board of director actions can broaden the indemnity and advance of expenses.

Maryland law requires a Maryland corporation (unless otherwise provided in its charter) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity for judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless subject to an exception such as listed above.

Unless limited by the charter, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. Such advance is limited by section 5-418 of the Courts and Judicial Proceedings Article summarized above.

NeighborCare Repackaging, Inc. and Professional Pharmacy Services, Inc. have indemnity provisions for officers and directors in either their Articles of Incorporation or their Bylaws as presently in force to the maximum extent allowed by law.

ASCO Healthcare of New England, LLC, ASCO Healthcare, LLC, Main Street Pharmacy L.L.C. and NeighborCare Pharmacies, LLC are registered under the laws of Maryland.

The Maryland Limited Liability Company Act, Title 4A of the Corporations and Associations article, does not have limitations on indemnity of members of limited liability corporations or any provisions for indemnification. The articles of organization and operating agreements of a limited liability company will control with two exceptions: first, because members are generally authorized under Maryland law to bind the LLC in the ordinary course of its business, under principles of agency law, agents are generally not liable or can require reimbursement for their lawful actions by their principal; and second, general equitable principles against self-dealing and failure to act in good faith or with reasonable care may prelude indemnification even if permitted in the articles of organization and operating agreement.

The Operating Agreements of the ASCO Healthcare of New England, LLC, ASCO Healthcare, LLC, Main Street Pharmacy L.L.C. and NeighborCare Pharmacies, LLC permit indemnification to the fullest extent of Maryland law for a member, if the member is or was a manager, officer, employee, appointee or designee of the company, with exceptions for bad faith, fraud or criminal acts.

ASCO Healthcare of New England, Limited Partnership is registered under the laws of Maryland.

Title 10 of the Maryland Corporations and Associations article, which contains the Maryland Limited Partnership Act, has no restrictions on indemnity of partners or persons conducting business on behalf of the limited partnership. However, general partners are subject to the restrictions and liabilities of a partner in a (general) partnership. There are limitations on the ability to disclaim certain general partner duties such as the ability of a general partner to disclaim a duty of loyalty, limitations on the ability to disclaim a duty of care under certain sections of Title 10, and a limitation on the ability to disclaim the obligation of good faith and fair dealing, but standards may be prescribed to measure whether or not such duties or obligations have been met. There will be no indemnification if there is a breach of those duties. There may be indemnification under the law of expenses to benefit or preserve the limited partnership.

The Agreement of Limited Partnership of ASCO Healthcare of New England, Limited Partnership is silent as to indemnification of directors and officers.

Michigan

Specialized Pharmacy Services, LLC is registered under the laws of Michigan.

Section 216 of the Michigan Limited Liability Company Act (the “MLLCA”) provides that, except as otherwise provided in an operating agreement, a limited liability company may indemnify, hold harmless, and defend a member, manager, or other person from and against any and all losses, expenses, claims, and demands sustained by that person, except that the company may not indemnify the person for liability in connection with the receipt of a financial benefit to which the person is not entitled, voting or assenting to a distribution in violation of the company’s operating agreement or the law, or a knowing violation of the law.

Section 216 further provides that, except as otherwise provided in an operating agreement, a limited liability company may purchase and maintain insurance on behalf of a member, manager, or other person against any liability or expense asserted against or incurred by that person, whether or not the company may indemnify that person under Section 216.

The Limited Liability Company Agreement of Specialized Pharmacy Services, LLC provides that the company shall indemnify and hold harmless the sole member (being NeighborCare, Inc., a Pennsylvania corporation), to the fullest extent permitted by the MLLCA; provided that no indemnification or reimbursement shall be made to the member to the extent that a final adjudication binding upon the member establishes that its acts or omissions resulted from its bad faith, fraud or criminal act. Any obligation to pay on behalf of or reimburse the member any expenses subject to indemnification is preconditioned upon the member undertaking the reimburse the company for such expenses if it shall ultimately be determined that the member is not entitled to be indemnified.

Missouri

Interlock Pharmacy Systems, LLC and Home Pharmacy Services, LLC are registered under the laws of Missouri.

The Missouri Limited Liability Company Act is silent as to indemnification.

The Limited Liability Company Agreement of Interlock Pharmacy Systems, LLC (formerly known as IP Acquisition Sub, LLC), a Missouri limited liability company (“Interlock”), provides that Interlock shall indemnify its sole member to the fullest extent permitted by the Missouri Limited Liability Company Act (RSMo. § 347.010, et seq.) if the member is made or threatened to be made a party to any action by reason of the fact that the sole member is or was a manager, officer, employee, appointee or designee of Interlock.

The indemnification requirement is subject to claw back by Interlock if a final judgment establishes that the sole member’s acts or omissions were in bad faith, fraudulent or criminal. Interlock may advance the sole member’s expenses in defending any claims so long as the sole member agrees to reimburse Interlock if it is ultimately determined that the sole member is not entitled to indemnification by Interlock.

The sole member is obligated to notify Interlock of any litigation which may lead to indemnification, and Interlock shall be entitled to participate in such litigation.

The indemnification provided by Interlock’s Limited Liability Company Agreement is not exclusive of any other indemnification rights the sole member may have at law or by separate agreement, and is available only to the extent that indemnification is unavailable to the sole member under any applicable policy of insurance or otherwise.

The Limited Liability Company Declaration (the “Declaration”) of Home Pharmacy Services, LLC (formerly known as Home Pharmacy Merger Sub LLC), a Missouri limited liability company (“HPS”), provides that HPS shall indemnify, defend and hold harmless its present or former members, board members or officers (each, an “Indemnitee”) to the maximum extent provided by law, from and against any liability or expense incurred by reason of the fact that any such Indemnitee is or was a member, a board member or an officer of HPS.

No Indemnitee shall be indemnified for claims arising out of a breach of the Declaration by such Indemnitee or any acts or omissions by such Indemnitee that constitute fraud, willful misconduct or breach of fiduciary duty to HPS or to the member.

HPS shall advance an Indemnitee’s expenses in defending any claims so long as such Indemnitee agrees in writing to repay HPS if it is ultimately determined by a court that such Indemnitee is not entitled to indemnification by HPS.

New Hampshire

NCS Healthcare of New Hampshire, Inc. and Uni-Care Health Services of Maine, Inc. are incorporated under the laws of New Hampshire.

Section 293-A:8.51 of the New Hampshire Business Corporation Act (“NHBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under NHBCA Section 293-A:8.53, a New Hampshire corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a New Hampshire corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A New Hampshire corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under NHBCA Sections 293-A:8.51 or 293-A:8.52.

The Bylaws of NCS Healthcare of New Hampshire, Inc. provide that the corporation shall, indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payments of judgments against such officers and directors and to reimbursement of amounts paid in cash settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers and directors.

The Bylaws of Uni-Care Health Services of Maine, Inc. provide that the corporation shall, indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payments of judgments against such officers and directors and to reimbursement of amounts paid in cash settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers and directors.

New Jersey

Institutional Health Care Services, LLC is registered under the laws of New Jersey.

Section 42:2C-38 of the Revised Uniform Limited Liability Company Act of New Jersey provides that a limited liability company shall indemnify a member, officer, employee or agent of the indemnifying company (a “company agent”) against expenses to the extent that the company agent is successful on the merits or otherwise in any proceeding brought against the company agent by reason of the company agent serving as a company agent or serving another enterprise at the request of the limited liability company. The operating agreement may alter or eliminate the indemnification for a member provided by Section 38.

The Operating Agreement of Institutional Health Care Services, LLC provides that it shall indemnify the member to the full extent permitted by law and the testator or intestate of the member, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the member is or was a manager, officer, employee, appointee or designee of the guarantor; provided that no indemnification or reimbursement shall be made to or on behalf of the member to the extent that a final judgment or other final adjudication binding on the member establishes that its acts or omissions resulted from its bad faith, fraud or criminal act.

New York

Pharmacy Associates of Glens Falls, Inc. and Vital Care Infusions, Inc. are incorporated under the laws of New York.

Reference is made to Sections 721 to 726 of the New York Business Corporation Law (“NYBCL”), which provide for indemnification of directors and officers, subject to certain limitations, for liabilities and expenses in connection with actions or proceedings involving them in such capacity. Pursuant to Section 721 of the NYBCL, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Section 402(b) of the NYBCL permits a certificate of incorporation to set forth a provision limiting or eliminating the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of a director if a judgment or other final adjudication adverse to him or her establishes (i) that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or (iii) that his or her acts violated Section 719 of the NYBCL.

The certificates of incorporation of each of Pharmacy Associates of Glens Falls, Inc. and Vital Care Infusions, Inc., as amended, are silent as to indemnification of directors and officers.

The bylaws of each of Pharmacy Associates of Glens Falls, Inc., as amended, and Vital Care Infusions, Inc., are silent as to indemnification of directors and officers.

Ohio

Hytree Pharmacy, Inc., Management & Network Services, Inc., NCS Healthcare of Kentucky, Inc., NCS Healthcare of Montana, Inc., NCS Healthcare of New Mexico, Inc., NCS Healthcare of South Carolina, Inc., NCS Healthcare of Tennessee, Inc., NCS Healthcare of Washington, Inc., NCS Services, Inc. are incorporated under the laws of Ohio.

Pursuant to Section 1701.13(E) of the Ohio Revised Code, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code. An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

The indemnification provided for in Section 1701.13(E) of the Ohio Revised Code is not exclusive of any other rights of indemnification to which those seeking indemnification may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

The Bylaws of Hytree Pharmacy, Inc. provide that the corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Ohio.

The Bylaws of Management & Network Services, Inc., NCS Healthcare of Kentucky, Inc., NCS Healthcare of Montana, Inc., NCS Healthcare of New Mexico, Inc., NCS Healthcare of South Carolina, Inc., NCS Healthcare of Tennessee, Inc., NCS Healthcare of Washington, Inc., and NCS Services, Inc. provide that the corporation shall indemnify any director or officer to the fullest extent provided by, or permissible under, Section 1701.13 (E) of the Ohio Revised Code; and the corporation is specifically authorized to take any and all further action to effectuate any indemnification of any director or officer which any Ohio corporation may have power to take, by any vote of the shareholders, vote of disinterested directors, by any agreement, or otherwise. This Section of the Code of Regulations of the Corporation shall be interpreted in all respects to expand such power to indemnify to the maximum extent permissible to any Ohio corporation with regard to the particular facts of each case, and not in any way to limit any statutory or other power to indemnify, or right of any individual to indemnification.

Lo-Med Prescription Services, LLC, NCS Healthcare of Iowa, LLC, NCS Healthcare of Kansas, LLC, NCS Healthcare of Ohio, LLC, NCS Healthcare of Wisconsin, LLC and Westhaven Services Co., LLC are registered under the laws of Ohio.

Pursuant to Section 1705.32(A) of the Ohio Revised Code, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the limited liability company) by reason of the fact that he or she is or was a manager, member, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a manager, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the company and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the company, a limited liability company may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the company unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper. An Ohio limited liability company is required to indemnify a manager or officer against expenses actually and reasonably incurred to the extent that the manager or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the manager or officer is or was a manager or officer of the company.

The statutory right of indemnification is not exclusive in Ohio, and a limited liability company may, among other things, grant rights to indemnification under the limited liability company’s operating agreement or other agreements. Ohio limited liability companies are also specifically authorized to procure insurance against any liability that may be asserted against managers and officers, whether or not the limited liability company would have the power to indemnify such persons.

The Operating Agreements of Lo-Med Prescription Services, LLC, NCS Healthcare of Iowa, LLC, NCS Healthcare of Kansas, LLC, NCS Healthcare of Ohio, LLC, and NCS Healthcare of Wisconsin, LLC provide that the company shall indemnify the member to the full extent permitted by law and the testator or intestate of the member, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the member is or was a manager, officer, employee, appointee or designee of the company; provided that no indemnification or reimbursement shall be made to or on behalf of the member to the extent that a final judgment or other final adjudication binding upon the member establishes that its acts or omissions resulted from its bad faith, fraud or criminal act. Expenses, including attorneys’ fees, incurred by the member in defending any such action, suit or proceeding shall be paid or reimbursed by the company promptly upon receipt by it of an undertaking of the member to repay such expenses if it shall ultimately be determined that the member is not entitled to be indemnified by the company. In case any such action, suit or proceeding shall be brought against the member, the member shall notify the company of the commencement thereof, and the company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof.

The Operating Agreement of Westhaven Services Co., LLC provides that the company shall indemnify its officers, the member and their respective managers, officers, directors, employees, agents, appointees or designees (each, an “Indemnified Person”) to the full extent permitted by law and the testator or intestate of any of the foregoing, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnified Person is or was a manager, officer, employee, agent, appointee or designee of the company or the member; provided that no indemnification or reimbursement shall be made to or on behalf of the Indemnified Person to the extent that a final judgment or other final adjudication binding upon the Indemnified Person establishes that the Indemnified Person’s acts or omissions resulted from its bad faith, fraud or criminal act. Expenses, including attorneys’ fees, incurred by the Indemnified Person in defending any such action, suit or proceeding shall be paid or reimbursed by the company promptly upon receipt by it of an undertaking of the Indemnified Person to repay such expenses if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified by the company. In case any such action, suit or proceeding shall be brought against the Indemnified Person, the Indemnified Person shall notify the company of the commencement thereof, and the company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof.

Oklahoma

CP Acquisition Corp. is incorporated under the laws of Oklahoma.

Section 1031 of the Oklahoma General Corporation Act (“OGCA”) allows a corporation to indemnify any persons who were or are parties or are threatened to be made parties to any threatened, pending, or completed action, suit or proceeding against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise at the corporation’s request, other than an action by or in the right of the corporation, provided that, to be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful, and (b) expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the corporation brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of the corporation, or any other corporation, partnership, joint venture, trust or other enterprise at the corporation’s request, provided the actions were in good faith and were reasonably believed to be in or not opposed to the corporation’s best interest, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

The Certificate of Incorporation of CP Acquisition Corp., an Oklahoma corporation (the “Corporation”), provides that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty as a director, except for liability resulting from (i) any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of the law; (iii) the payment of unlawful dividends or any unlawful stock purchase or redemption under Section 1053 of the Oklahoma General Corporation Act; and (iv) any transaction from which the director derived an improper personal benefit.

The Bylaws of the Corporation provide that the Corporation shall indemnify and hold harmless each person that is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, to the fullest extent not prohibited by the Oklahoma General Corporation Act, except for any claim based on an act or omission (i) involving intentional misconduct or a knowing violation of law or (ii) from which such person derived an improper personal pecuniary benefit. Such indemnification shall include all expenses, liability, loss (including attorneys’ fees), judgments, fines, and amounts paid in settlement. The right of indemnification is not exclusive of any other right to which such person may be entitled pursuant to any statute, provision of the certificate of incorporation, agreement, vote of stockholders or disinterest directors, or otherwise. In addition, persons not specifically covered by the aforementioned indemnification provisions of the Bylaws may be indemnified to the extent authorized by the Board of Directors of the Corporation.

Pennsylvania

NeighborCare, Inc. and Delco Apothecary, Inc. are incorporated under the laws of Pennsylvania.

Section 1741 of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania Statute”), provides that, unless otherwise restricted in its bylaws, a business corporation may indemnify its directors and officers (other than in an action by or in the right of the corporation) against expenses, judgments, fines and amounts paid in settlement reasonably incurred in such capacity provided the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 of the Pennsylvania Statute provides that, unless otherwise restricted in its bylaws, a business corporation may indemnify its directors and officers in any action by or in the right of the corporation against expenses reasonably incurred in such capacity provided the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. Pursuant to Section 1743 of the Pennsylvania Statute, a corporation is required to indemnify its directors and officers against reasonable expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the Pennsylvania Statute provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaws provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the Pennsylvania Statute grants a corporation, unless otherwise restricted in its bylaws, the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them in such capacity, whether or not the corporation would have the power to indemnify them against such liability.

Section 8 of the Amended and Restated Articles of Incorporation of NeighborCare, Inc. provides the corporation shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, external, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise or entity, whether or not for profit, whether domestic or foreign, including service with respect to an employee benefit plan, its participants or beneficiaries, against all liability, loss and expense (including attorneys’ fees and amounts paid in entitlement) actually and reasonably incurred by such person in connection with such Proceeding, whether or not the indemnified liability arises or arose from any Proceeding by or in the right of the corporation.

The bylaws of NeighborCare, Inc. provide that the guarantor shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the guarantor or other entity) by reason of the fact that such director or officer is or was a director or officer of the guarantor or is or was serving at the request of the guarantor as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys’ fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceedings, except as otherwise provided in the next sentence. No indemnification shall be provided with respect to expenses or the payment of profits arising from the purchase or sale of securities of the guarantor in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self-dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the guarantor or by an individual or entity other than such director or officer ; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the guarantor, which written consent shall not be unreasonably withheld.

The Bylaws of Delco Apothecary, Inc. provide that the corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys’ fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding.

No indemnification shall be provided (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self-dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld.

Continuing Care Rx, LLC, Omnicare Pharmacies of Pennsylvania West, LLC and Suburban Medical Services, LLC are registered under the laws of Pennsylvania.

Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 provides that a Pennsylvania limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever; provided, however, that a limited liability company may not indemnify a manager, member or other person for an act that is determined by a court to constitute willful misconduct or recklessness. Further, subsection (d) provides that a limited liability company may pay expenses incurred by a member, manager or other person in advance of disposition of any claim if such person makes an undertaking to repay the company if it is determined that such person is not entitled to indemnification. Finally, under subsection (f), a limited liability company must indemnify its members and managers for payments made, and personal liabilities reasonably incurred, in the ordinary and proper conduct of its business or for the preservation of its business or property.

The Limited Liability Company Agreement of Continuing Care Rx, LLC provides that the company shall indemnify its officers, the member and their respective managers, officers, directors, employees, agents, appointees or designees (each, an “Indemnified Person”) to the full extent permitted by law and the testator or intestate of any of the foregoing, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnified Person is or was a manager, officer, director, employee, agent, appointee or designee of the company or the member; provided that no indemnification or reimbursement shall be made to or on behalf of the Indemnified Person to the extent that a final judgment or other final adjudication binding upon the Indemnified Person establishes that the Indemnified Person’s actions or omissions resulted from such person’s bad faith, fraud or criminal act.

The Limited Liability Company Agreement of Omnicare Pharmacies of Pennsylvania West, LLC provides that the company shall indemnify the member to the full extent permitted by law and the testator or intestate of the member, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the member is or was a manager, officer, employee, appointee or designee of the company; provided that no indemnification or reimbursement shall be made to or on behalf of the member to the extent that a final judgment or other final adjudication binding upon the member establishes that its acts or omissions resulted from its bad faith, fraud or criminal act.

The Limited Liability Company Operating Agreement of Suburban Medical Services, LLC provides that the member, the officers and their respective managers, officers, directors, employees, agents, appointees and designees shall be indemnified by the company to the fullest extent permitted by the Pennsylvania Limited Liability Company Act and as may be otherwise permitted by applicable law.

South Carolina

Pharmacy Consultants, LLC is registered under the laws of South Carolina.

Section 33-44-403 of the South Carolina Uniform Limited Liability Company Act of 1996 discusses members’ and managers’ rights to payments and reimbursement. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member that gives rise to an obligation of a limited liability company under the South Carolina statute constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

The Limited Liability Company Agreement of Pharmacy Consultants, LLC provides that the company shall indemnify its officers, the member and their respective managers, officers, directors, employees, agents, appointees or designees (each, an “Indemnified Person”) to the full extent permitted by law and the testator or intestate of any of the foregoing, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnified Person is or was a manager, officer, director, employee, agent, appointee or designee of the company or the member; provided that no indemnification or reimbursement shall be made to or on behalf of the Indemnified Person to the extent that a final judgment or other final adjudication binding upon the Indemnified Person establishes that the Indemnified Person’s acts or omissions resulted from such person’s bad faith, fraud or criminal act. Additionally, expenses, including attorneys’ fees, incurred by the Indemnified Person in defending any such action, suit or proceeding shall be paid or reimbursed by the company promptly upon receipt by it of an undertaking of the Indemnified Person to repay such expenses if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified by the company. In case any such action, suit or proceeding shall be brought against the Indemnified Person, the Indemnified Person shall notify the company of the commencement thereof, and the company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof.

Furthermore, the indemnification and reimbursement of expenses provided above shall not be deemed exclusive of any other rights to which those seeking indemnification or reimbursement of expenses may be entitled under any other instrument or by reason of any other action or otherwise. However, the indemnification and reimbursement of expenses so provided shall be available only to the extent that indemnification or reimbursement is unavailable to the Indemnified Person under any applicable policy of insurance or otherwise.

South Dakota

Omnicare Pharmacy and Supply Services, LLC is registered under the laws of South Dakota.

Section 47-34A-403(a) of the South Dakota Limited Liability Act provides that a limited liability company shall reimburse a member or a manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The Limited Liability Company Agreement of Omnicare Pharmacy and Supply Services, LLC provides that the company shall indemnify the member to the full extent permitted by law and the testator or intestate of the member, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the member is or was a manager, officer, employee, appointee or designee of the company; provided that no indemnification or reimbursement shall be made to or on behalf of the member to the extent that a final judgment or other final adjudication binding upon the member establishes that its acts or omissions resulted from its bad faith, fraud or criminal act. Expenses, including attorneys’ fees, incurred by the member in defending any such action, suit or proceeding shall be paid or reimbursed by the company promptly upon receipt by it of an undertaking of the member to repay such expenses if it shall ultimately be determined that the member is not entitled to be indemnified by the company. In case any such action, suit or proceeding shall be brought against the member, the member shall notify the company of the commencement thereof, and the company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof.

Further, the indemnification and reimbursement of expenses provided above shall not be deemed exclusive of any other rights to which those seeking indemnification or reimbursement of expenses may be entitled under any other instrument or by reason of any other action or otherwise. However, the indemnification and reimbursement of expenses so provided shall be available only to the extent that indemnification or reimbursement is unavailable to the member under any applicable policy of insurance or otherwise.

Virginia

Capitol Home Infusion, Inc. and Williamson Drug Company, Incorporated are incorporated under the laws of Virginia.

Section 697 et seq. of the Virginia Stock Corporation Act (the “Virginia Statute”) provides that a Virginia corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (a) the individual conducted himself in good faith; and (b) the individual believed: (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. A Virginia corporation is not permitted to indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Indemnification permitted under the Virginia Statute in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding by directors who meet the good faith and actual belief standards for indemnity described above. Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her. With respect to a proceeding by or in the right of the corporation, the court may (i) order indemnification of the director to the extent of his or her reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he or she was adjudged liable to the corporation and (ii) also order the corporation to pay the director’s reasonable expenses incurred to obtain the order of indemnification. The Virginia Statute further authorizes a Virginia corporation to indemnify an officer, employee, or agent of the corporation to the same extent as to a director, and requires, unless limited by its articles of incorporation, indemnification of an officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was an officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

In addition, Section 703 of the Virginia Statute authorizes a Virginia corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him or her against the same liability under the Virginia Statute.

The Capitol Home Infusion, Inc. Bylaws provide that the corporation shall indemnify any person who was or is a party, including those who were, are, or are threatened to be made a named defendant or respondent, to any proceeding, including a proceeding by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director, or officer, or employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding if (i) he or she believed, in the case of conduct in his or her official capacity, that his or her conduct was in the best interest of the corporation, and in all other cases that his or her conduct was at least not opposed to its best interests, and, in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (ii) he or she was not guilty of gross negligence or willful misconduct.

Notwithstanding the above provision, no indemnification shall be made in connection with any proceeding charging the applicant with improper benefit to himself or herself, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. To the extent that the applicant has been successful on the merits or otherwise in defense of any proceeding referred to in the indemnification section of the Bylaws, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually incurred by him or her in connection therewith.

Furthermore, all decisions with regard to indemnification shall be made by a majority vote of the Board of Directors, excluding the vote of any director who is the subject of such vote, and the right of indemnification shall not be exclusive of other rights to which any such Director or Officer may be entitled as a matter of law.

The Bylaws also provide that expenses covered by such indemnification shall include the cost of reasonable settlements (other than amounts paid to the corporation itself), made with a view to curtailing costs of litigation whenever the best interests of the corporation are served. In determining the reasonableness of any settlement, the judgment of the Board of Directors shall be final. Finally, the corporation shall have the power to purchase Directors and Officers liability insurance on behalf of any such person who is or was a Director or Officer of the corporation.

The Williamson Drug Company, Incorporated Bylaws provide that the corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the Stock Corporation Act of Virginia.

NeighborCare of Virginia, LLC is registered under the laws of Virginia.

Section 13.1-1009 of the Virginia Limited Liability Company Act (“VALLCA”) permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding.

The Operating Agreement of NeighborCare of Virginia, LLC provides that the company shall indemnify to the full extent permitted by law each manager, and the testator or intestate of any such manager, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such manager is or was a manager, officer, employee, appointee or designee of the company; provided that no indemnification or reimbursement shall be made to or on behalf of any such manager to the extent that a final judgment or other final adjudication binding upon such manager establishes that the acts or omissions of such manager resulted from the bad faith, fraud or criminal act of such manager. Additionally, expenses, including attorneys’ fees, incurred by any such manager in defending any such action, suit or proceeding shall be paid or reimbursed by the company promptly upon receipt by it of an undertaking of such manager to repay such expenses if it shall ultimately be determined that such manager is not entitled to be indemnified by the company. In case any such action, suit or proceeding shall be brought against any such manager, such manager shall notify the company of the commencement thereof, and the company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof.

Furthermore, the indemnification and reimbursement of expenses provided shall not be deemed exclusive of any other rights to which those seeking indemnification or reimbursement of expenses may be entitled under any other instrument or by reason of any other action or otherwise. However, the indemnification and reimbursement of expenses so provided shall be available only to the extent that indemnification or reimbursement is unavailable to such manager under any applicable policy of insurance or otherwise.

Washington

Evergreen Pharmaceutical, LLC is registered under the laws of Washington.

Section 25.15.040 of the Washington Limited Liability Company Act (the “WLLCA”) provides that a limited liability company agreement may contain provisions not inconsistent with law that: (a) eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager, provided that such provisions shall not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for conduct of the member or manager violating Section 25.15.235 of the WLLCA (which restricts distributions when a company’s liabilities exceed its assets), or for any transaction from which the member or manager will personally receive a benefit in money, property or services to which the member or manager is not legally entitled; or (b) indemnify any member or manager from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, conduct of the member or manager adjudged to be in violation of Section 25.15.235 of the WLLCA or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property or services to which such member or manager was not legally entitled.

The Limited Liability Company Agreement of Evergreen Pharmaceutical, LLC provides that the company shall indemnify and hold harmless the member to the fullest extent permitted by law.

West Virginia

Compass Health Services, LLC is registered under the laws of West Virginia.

Section 31B-4-403 of the West Virginia Uniform Limited Liability Company Act discusses members’ and managers’ rights to payments and reimbursement. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member that gives rise to an obligation of a limited liability company under the West Virginia statute constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

The limited liability company agreement of Compass Health Services, LLC provides that the company shall indemnify its member to the full extent permitted by law and the testator or intestate of the M\member, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the member is or was a manager, officer, employee, appointee or designee of the company; provided that no indemnification or reimbursement shall be made to or on behalf of the member to the extent that a final judgment or other final adjudication binding upon the member establishes that its acts or omissions resulted from its bad faith, fraud or criminal act. Expenses, including attorneys’ fees, incurred by the member in defending any such action, suit or proceeding shall be paid or reimbursed by the company promptly upon receipt by it of an undertaking of the member to repay such expenses if it shall ultimately be determined that the member is not entitled to be indemnified by the company. In case any such action, suit or proceeding shall be brought against the member, the member shall notify the company of the commencement thereof, and the company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof.

The limited liability company agreement specifies that the indemnification and reimbursement available as described above shall not be deemed exclusive of any other rights to which those seeking indemnification or reimbursement of expenses may be entitled under any other instrument or by reason of any other action or otherwise. However, the indemnification and reimbursement of expenses shall be available only to the extent that indemnification or reimbursement is unavailable to the member under any applicable policy of insurance or otherwise.

Wisconsin

Roeschen’s Healthcare, LLC is registered under the laws of Wisconsin.

Section 183.0403 of the Wisconsin Limited Liability Company Act (the “WLLCA”), a Wisconsin limited liability company shall indemnify or allow reasonable expenses to and pay liabilities of each member and, if management of the limited liability company is vested in one or more managers, of each manager, incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager. An operating agreement may alter or provide additional rights to indemnification of liabilities or allowance of expenses to members and managers. Under Section 183.0403(4) of the WLLCA, a Wisconsin limited liability company may not indemnify a member or manager for liabilities or permit a member or manager to retain any allowance for expenses unless it is determined by or on behalf of the limited liability company that the liabilities or expenses did not result from the member’s or manager’s breach or failure to perform a duty to the limited liability company as provided in Section 183.0402 of the WLLCA which provides that unless otherwise set forth in the operating agreement of the limited liability company, no member or manager shall act or fail to act in a manner that constitutes any of the following: (a) a willful failure to deal fairly with the limited liability company or its members in connection with a matter in which the member or manager has a material conflict of interest; (b) a violation of criminal law, unless the member or manager had reasonable cause to believe that the person’s conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (c) a transaction from which the member or manager derived an improper personal profit; or (d) willful misconduct. Unless otherwise provided in the operating agreement, all of the following apply: (y) A member or manager who is a party to a proceeding because the person is a member or manager shall be conclusively presumed not to have breached or failed to perform a duty to the limited liability company to the extent that the member or manager has been successful on the merits or otherwise in the defense of the proceeding; and (z) In situations not described in the preceding subparagraph (y), the determination of whether a member or manager, who is a party to a proceeding because the person is a member or manager, has breached or failed to perform a duty to the limited liability company, or whether the liability or expenses resulted from the breach or failure, shall be made by the vote of the members, except that the vote of any member who is a party to the same or a related proceeding shall be excluded unless all members are parties.

The Limited Liability Company Agreement of Roeschen’s Healthcare, LLC dated June 9, 2006, at Section 17, requires the company to indemnify a member to the fullest extent permitted by law, when said member is made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the member is or was a manager, officer, employee, appointee or designee of the company, provided that no indemnification or reimbursement shall be made to or on behalf of the member to the extent that a final judgment or other final adjudication binding upon the member establishes that its acts or omissions resulted from its bad faith, fraud or criminal act. Expenses, including attorneys’ fees, incurred by the member in defending any such action, suit or proceeding shall be paid or reimbursed by the company promptly upon receipt by it of an undertaking of the member to repay such expenses if it shall ultimately be determined that the member is not entitled to be indemnified by the company. In case any such action, suit or proceeding shall be brought against the member, the member shall notify the company of the commencement thereof, and the company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof. The indemnification and reimbursement of expenses provided in the company’s limited liability company agreement is not exclusive of any other rights to which those seeking indemnification or reimbursement of expenses may be entitled under any other instrument or by reason of any other action or otherwise. However, the indemnification and reimbursement of expenses so provided by said Section 17 shall be available only to the extent that indemnification or reimbursement is unavailable to the member under any applicable policy of insurance or otherwise.

Item 16. Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Restated Certificate of Incorporation of Omnicare, Inc. (as amended) (incorporated herein by reference from Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

3.2	Fourth Amended and Restated By-Laws of Omnicare, Inc. (incorporated herein by reference from Exhibit 3.2 to our Current Report on Form 8-K filed February 22, 2011).

4.1	Form of Senior Debt Securities Indenture.

4.2	Subordinated Debt Securities Indenture, dated as of June 13, 2003 between Omnicare, Inc. and U.S. Bank National Association (as successor to SunTrust Bank), as trustee (incorporated herein by reference from Exhibit 4.2(a) to our Current Report on Form 8-K filed June 16, 2003).

4.3	Form of Senior Debt Securities (included in exhibit 4.1).

4.4	Form of Subordinated Debt Securities (included in exhibit 4.2).

4.5	Form of certificate of designation of preferred stock.*

4.6	Form of Warrant.*

5.1	Opinion of White & Case LLP.

5.2	Opinion of Briskin, Cross & Sanford, LLC.

5.3	Opinion of Daneker, McIntire, Schumm, Prince, Manning & Widmann, P.C.

5.4	Opinion of Daneker, McIntire, Schumm, Prince, Manning & Widmann, P.C.

5.5	Opinion of Bingham Greenebaum Doll LLP.

5.6	Opinion of Bingham Greenebaum Doll LLP.

5.7	Opinion of Hancock, Daniel, Johnson & Nagle, P.C.

5.8	Opinion of Hancock, Daniel, Johnson & Nagle, P.C.

5.9	Opinion of Hancock, Daniel, Johnson & Nagle, P.C.

5.10	Opinion of Hancock, Daniel, Johnson & Nagle, P.C.

5.11	Opinion of Taylor Porter Brooks & Phillips, L.L.P.

5.12	Opinion of Plunkett Cooney, P.C.

5.13	Opinion of Carmody MacDonald P.C.

5.14	Opinion of Shaheen & Gordon, P.A.

5.15	Opinion of Stradley Ronon Stevens & Young, LLP.

5.16	Opinion of Stradley Ronon Stevens & Young, LLP.

5.17	Opinion of McAfee & Taft, A Professional Corporation.

5.18	Opinion of Davenport, Evans, Hurwitz & Smith, LLP.

5.19	Opinion of Stoel Rives LLP.

5.20	Opinion of Davis & Kuelthau, S.C.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 2013 (incorporated herein by reference from Exhibit 12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013).

12.2	Statement of Computation of Ratio of Earnings to Fixed Charges for the nine months ended September 30, 2014 (incorporated herein by reference from Exhibit 12 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

23.1	Consent of White & Case LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Briskin, Cross & Sanford, LLC (included in its opinion filed as Exhibit 5.2).

23.3	Consent of Daneker, McIntire, Schumm, Prince, Manning & Widmann, P.C. (included in its opinion filed as Exhibit 5.3).

23.4	Consent of Daneker, McIntire, Schumm, Prince, Manning & Widmann, P.C. (included in its opinion filed as Exhibit 5.4).

23.5	Consent of Bingham Greenebaum Doll LLP (included in its opinion filed as Exhibit 5.5).

23.6	Consent of Bingham Greenebaum Doll LLP (included in its opinion filed as Exhibit 5.6).

23.7	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (included in its opinion filed as Exhibit 5.7).

23.8	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (included in its opinion filed as Exhibit 5.8).

23.9	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (included in its opinion filed as Exhibit 5.9).

23.10	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (included in its opinion filed as Exhibit 5.10).

23.11	Consent of Taylor Porter Brooks & Phillips, LLP (included in its opinion filed as Exhibit 5.11).

23.12	Consent of Plunkett Cooney, P.C. (included in its opinion filed as Exhibit 5.12).

23.13	Consent of Carmody MacDonald P.C. (included in its opinion filed as Exhibit 5.13).

23.14	Consent of Shaheen & Gordon, P.A. (included in its opinion filed as Exhibit 5.14).

23.15	Consent of Stradley Ronon Stevens & Young, LLP (included in its opinion filed as Exhibit 5.15).

23.16	Consent of Stradley Ronon Stevens & Young, LLP (included in its opinion filed as Exhibit 5.16).

23.17	Consent of McAfee & Taft, A Professional Corporation (included in its opinion filed as Exhibit 5.17).

23.18	Consent of Davenport, Evans, Hurwitz & Smith, LLP (included in its opinion filed as Exhibit 5.18).

23.19	Consent of Stoel Rives LLP (included in its opinion filed as Exhibit 5.19).

23.20	Consent of Davis & Kuelthau, S.C. (included in its opinion filed as Exhibit 5.20).

23.21	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

24.1	Powers of Attorney (included on the signature pages hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture.

*	To be filed, if necessary, with an amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

Item 17. Undertakings

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 5th day of November, 2014.

OMNICARE, INC.

By:
/s/ Robert O. Kraft
Name:	Robert O. Kraft

Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Omnicare, Inc., do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney-in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nitin Sahney (Nitin Sahney)	President, Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2014

/s/ Robert O. Kraft (Robert O. Kraft)	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 5, 2014

/s/ James D. Shelton (James D. Shelton)	Director	November 5, 2014

/s/ John L. Bernbach (John L. Bernbach)	Director	November 5, 2014

/s/ James G. Carlson (James G. Carlson)	Director	November 5, 2014

/s/ Mark A. Emmert, Ph.D. (Mark A. Emmert, Ph.D.)	Director	November 5, 2014

/s/ Steven J. Heyer (Steven J. Heyer)	Director	November 5, 2014

/s/ Samuel R. Leno (Samuel R. Leno)	Director	November 5, 2014

/s/ Barry P. Schochet (Barry P. Schochet)	Director	November 5, 2014

/s/ Amy Wallman (Amy Wallman)	Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the companies listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

ADVANCED CARE SCRIPTS, INC.

AMC-NEW YORK, INC.

AMC-TENNESSEE, INC.

BPNY ACQUISITION CORP.

CAMPO’S MEDICAL PHARMACY, INC.

CAPITOL HOME INFUSION, INC.

CHP ACQUISITION CORP.

CIP ACQUISITION CORP.

CP ACQUISITION CORP.

DELCO APOTHECARY, INC

EVERGREEN PHARMACEUTICAL OF CALIFORNIA, INC.

HMIS, INC.

HYTREE PHARMACY, INC.

MANAGED HEALTHCARE, INC.

MANAGEMENT & NETWORK SERVICES, INC.

MED WORLD ACQUISITION CORP.

MEDICAL ARTS HEALTH CARE, INC.

NCS HEALTHCARE OF INDIANA, INC.

NCS HEALTHCARE OF KENTUCKY, INC.

NCS HEALTHCARE OF MONTANA, INC.

NCS HEALTHCARE OF NEW HAMPSHIRE, INC.

NCS HEALTHCARE OF NEW MEXICO, INC.

NCS HEALTHCARE OF SOUTH CAROLINA, INC.

NCS HEALTHCARE OF TENNESSEE, INC.

NCS HEALTHCARE OF WASHINGTON, INC.

NCS SERVICES, INC.

NEIGHBORCARE HOLDINGS, INC.

NEIGHBORCARE PHARMACY SERVICES, INC.

NEIGHBORCARE REPACKAGING, INC.

NEIGHBORCARE SERVICES CORPORATION

NEIGHBORCARE, INC.

OMNICARE PHARMACIES OF THE GREAT PLAINS HOLDING COMPANY

OMNICARE PURCHASING COMPANY GENERAL PARTNER, INC.

OMNICARE PURCHASING COMPANY LIMITED PARTNER, INC.

PHARMACY ASSOCIATES OF GLENS FALLS, INC.

PHARMASOURCE HEALTHCARE, INC.

PHARMED HOLDINGS, INC

PROFESSIONAL PHARMACY SERVICES, INC.

RXC ACQUISITION COMPANY

SHORE PHARMACEUTICAL PROVIDERS, INC.

STERLING HEALTHCARE SERVICES, INC.

SUPERIOR CARE PHARMACY, INC.

TCPI ACQUISITION CORP.

UC ACQUISITION CORP.

UNI-CARE HEALTH SERVICES OF MAINE, INC.

VITAL CARE INFUSIONS, INC.

WILLIAMSON DRUG COMPANY, INCORPORATED

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Holding Company and Omnicare Management Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

OMNICARE HOLDING COMPANY

OMNICARE MANAGEMENT COMPANY

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys– in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Hileman David Hileman	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Robert Kraft Robert Kraft	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the companies listed below, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

ASCO HEALTHCARE, LLC

CCRX HOLDINGS, LLC

COMPSCRIPT, LLC

CP SERVICES

D&R PHARMACEUTICAL SERVICES, LLC

EVERGREEN PHARMACEUTICAL, LLC

HOME CARE PHARMACY, LLC

INTERLOCK PHARMACY SYSTEMS, LLC

LANGSAM HEALTH SERVICES, LLC

LO-MED PRESCRIPTION SERVICES, LLC

NCS HEALTHCARE OF ILLINOIS, LLC

NCS HEALTHCARE OF IOWA, LLC

NCS HEALTHCARE OF KANSAS, LLC

NCS HEALTHCARE OF OHIO, LLC

NCS HEALTHCARE OF WISCONSIN, LLC

NORTH SHORE PHARMACY SERVICES, LLC

OCR-RA ACQUISITION, LLC

OMNICARE ESC LLC

OMNICARE OF NEW YORK, LLC

OMNICARE PHARMACIES OF PENNSYLVANIA WEST, LLC

OMNICARE PHARMACY AND SUPPLY SERVICES, LLC

OMNICARE PHARMACY OF THE MIDWEST, LLC

OMNICARE PROPERTY MANAGEMENT, LLC

PHARMACY CONSULTANTS, LLC

PMRP ACQUISITION COMPANY, LLC

ROESCHEN’S HEALTHCARE, LLC

SPECIALIZED PHARMACY SERVICES, LLC

VALUE HEALTH CARE SERVICES, LLC

WESTHAVEN SERVICES CO., LLC

By: NEIGHBORCARE PHARMACY SERVICES, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the sole member, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ASCO Healthcare of New England, Limited Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

ASCO HEALTHCARE OF NEW ENGLAND, LIMITED PARTNERSHIP

By: ASCO HEALTHCARE OF NEW ENGLAND, LLC

its general partner

By: ASCO HEALTHCARE, LLC

its sole member

By: NEIGHBORCARE PHARMACY SERVICES, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the sole member, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the companies listed below, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

ASCO HEALTHCARE OF NEW ENGLAND, LLC

COMPASS HEALTH SERVICES, LLC

INSTITUTIONAL HEALTH CARE SERVICES, LLC

NEIGHBORCARE PHARMACIES, LLC

SUBURBAN MEDICAL SERVICES, LLC

By: ASCO HEALTHCARE, LLC

its sole member

By: NEIGHBORCARE PHARMACY SERVICES, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the sole member, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the companies listed below, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

APS ACQUISITION LLC

BEST CARE LTC ACQUISITION COMPANY LLC

ENLOE DRUGS LLC

LOBOS ACQUISITION, LLC

OMNICARE INDIANA PARTNERSHIP HOLDING COMPANY LLC

VAPS ACQUISITION COMPANY, LLC

By: NEIGHBORCARE PHARMACY SERVICES, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Badger Acquisition LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

BADGER ACQUISITION LLC

By: NEIGHBORCARE PHARMACY SERVICES, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Badger Acquisition of Kentucky LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

BADGER ACQUISITION OF KENTUCKY LLC

By: NEIGHBORCARE HOLDINGS, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Badger Acquisition of Minnesota LLC and Badger Acquisition of Ohio LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

BADGER ACQUISITION OF MINNESOTA LLC

BADGER ACQUISITION OF OHIO LLC

By: BADGER ACQUISITION, LLC

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the companies listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

HOME PHARMACY SERVICES, LLC

JHC ACQUISITION LLC

MHHP ACQUISITION COMPANY LLC

NIV ACQUISITION LLC

OMNICARE OF NEVADA LLC

OMNICARE PHARMACY OF MAINE LLC

WEBER MEDICAL SYSTEMS LLC

By: OMNICARE HOLDING COMPANY

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, NCS Healthcare, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

NCS HEALTHCARE, LLC

By: OMNICARE HOLDING COMPANY

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the sole member, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Hileman David Hileman	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Robert Kraft Robert Kraft	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Care Pharmaceutical Services, LP and PRN Pharmaceutical Services, LP has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 5th day of November 2014.

CARE PHARMACEUTICAL SERVICES, LP

PRN PHARMACEUTICAL SERVICES, LP

By: OMNICARE INDIANA PARTNERSHIP HOLDING COMPANY, LLC

its general partner

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of its general partner, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Care4 LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

CARE4, LP

By: INSTITUTIONAL HEALTH CARE SERVICES, LLC

its general partner

By: ASCO HEALTHCARE, LLC

its sole member

By: NEIGHBORCARE PHARMACY SERVICES, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the sole member, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CCRX of North Carolina Holdings, LLC and Continuing Care Rx, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

CCRX OF NORTH CAROLINA HOLDINGS, LLC

CONTINUING CARE RX, LLC

By: CCRX HOLDINGS, LLC

its sole member

By: NEIGHBORCARE PHARMACY SERVICES, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the sole member, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CCRX of North Carolina, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

CCRX OF NORTH CAROLINA, LLC

By: CCRX OF NORTH CAROLINA HOLDINGS, LLC

its sole member

By: CCRX HOLDINGS, LLC

its sole member

By: NEIGHBORCARE PHARMACY SERVICES, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the sole member, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, LCPS Acquisition LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

LCPS ACQUISITION LLC

By: LANGSAM HEALTH SERVICES, LLC

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ankur Bhandari Ankur Bhandari	President, Manager	November 5, 2014

/s/ Elizabeth A. Haley Elizabeth A. Haley	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Main Street Pharmacy, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

MAIN STREET PHARMACY, L.L.C.

By: PROFESSIONAL PHARMACY SERVICES, INC.

its managing member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the managing member, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, NCS Healthcare of Indiana LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

NCS HEALTHCARE OF INDIANA LLC

By: NCS SERVICES, INC.

        NCS HEALTHCARE OF INDIANA, INC.

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of NeighborCare of Indiana, LLC and NeighborCare of Virginia, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

NEIGHBORCARE OF INDIANA, LLC

NEIGHBORCARE OF VIRGINIA, LLC

By: OMNICARE OF NEW YORK, LLC

its sole member

By: NEIGHBORCARE PHARMACY SERVICES, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the sole member, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Distribution Center LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

OMNICARE DISTRIBUTION CENTER LLC

By: OMNICARE MANAGEMENT COMPANY

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Headquarters LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

OMNICARE HEADQUARTERS LLC

By: OMNICARE, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacies of Pennsylvania East, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

OMNICARE PHARMACIES OF PENNSYLVANIA EAST, LLC

By: OMNICARE PHARMACIES OF PENNSYLVANIA WEST, LLC

its sole member

By: NEIGHBORCARE PHARMACY SERVICES, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacy of Florida, LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

OMNICARE PHARMACY OF FLORIDA, LP

By: PHARMACY HOLDING #2, LLC

its general partner

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers of the general partner, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacy of Nebraska LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

OMNICARE PHARMACY OF NEBRASKA LLC

By: OMNICARE PHARMACIES OF THE GREAT PLAINS HOLDING COMPANY

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Omnicare Pharmacy of North Carolina, LLC, Omnicare Pharmacy of Pueblo, LLC, Pharmacy Holding #1, LLC and Pharmacy Holding #2, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

OMNICARE PHARMACY OF NORTH CAROLINA, LLC

OMNICARE PHARMACY OF PUEBLO, LLC

PHARMACY HOLDING #1, LLC

PHARMACY HOLDING #2, LLC

By: APS ACQUISITION LLC

its sole member

By: NEIGHBORCARE PHARMACY SERVICES, INC.

its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacy of Tennessee LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

OMNICARE PHARMACY OF TENNESSEE LLC

By: LCPS ACQUISITION, LLC

          its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Omnicare Pharmacy of Texas 1, LP and Omnicare Pharmacy of Texas 2, LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

OMNICARE PHARMACY OF TEXAS 1, LP

OMNICARE PHARMACY OF TEXAS 2, LP

By: PHARMACY HOLDING #2, LLC

        its general partner

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers of the general partner, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Manager	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Manager	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Manager	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Purchasing Company LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

OMNICARE PURCHASING COMPANY LP

By: OMNICARE PURCHASING COMPANY GENERAL PARTNER, INC.

          its general partner

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the general partner, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ David Hileman David Hileman	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PP Acquisition Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

PP ACQUISITION COMPANY, LLC

By: ROESCHEN’S HEALTHCARE, LLC

        its sole member

By: NEIGHBORCARE PHARMACY SERVICES, INC.

        its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned managers and officers, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PSI Arkansas Acquisition, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

PSI ARKANSAS ACQUISITION, LLC

By: CP ACQUISITION CORP.

          its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the sole member, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Three Forks Apothecary, LLC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

THREE FORKS APOTHECARY, LLC

By: NEIGHBORCARE, INC.

            its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the sole member, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ZS Acquisition Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on the 5th day of November 2014.

ZS ACQUISITION COMPANY, LLC

By: LO-MED PRESCRIPTION SERVICES, LLC

        its sole member

By: NEIGHBORCARE PHARMACY SERVICES, INC.

        its sole member

/s/ Ankur Bhandari

Ankur Bhandari, Treasurer

We, the undersigned directors and officers of the sole member, do hereby severally constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them severally, our true and lawful attorney– in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Haley Elizabeth A. Haley	President, Director	November 5, 2014

/s/ Ankur Bhandari Ankur Bhandari	Treasurer, Director	November 5, 2014

/s/ Jonathan D. Kukulski Jonathan D. Kukulski	Secretary, Director	November 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Restated Certificate of Incorporation of Omnicare, Inc. (as amended) (incorporated herein by reference from Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

3.2	Fourth Amended and Restated By-Laws of Omnicare, Inc. (incorporated herein by reference from Exhibit 3.2 to our Current Report on Form 8-K filed February 22, 2011).

4.1	Form of Senior Debt Securities Indenture.

4.2	Subordinated Debt Securities Indenture, dated as of June 13, 2003 between Omnicare, Inc. and U.S. Bank National Association (as successor to SunTrust Bank), as trustee (incorporated herein by reference from Exhibit 4.2(a) to our Current Report on Form 8-K filed June 16, 2003).

4.3	Form of Senior Debt Securities (included in exhibit 4.1).

4.4	Form of Subordinated Debt Securities (included in exhibit 4.2).

4.5	Form of certificate of designation of preferred stock.*

4.6	Form of Warrant.*

5.1	Opinion of White & Case LLP.

5.2	Opinion of Briskin, Cross & Sanford, LLC.

5.3	Opinion of Daneker, McIntire, Schumm, Prince, Manning & Widmann, P.C.

5.4	Opinion of Daneker, McIntire, Schumm, Prince, Manning & Widmann, P.C.

5.5	Opinion of Bingham Greenebaum Doll LLP.

5.6	Opinion of Bingham Greenebaum Doll LLP.

5.7	Opinion of Hancock, Daniel, Johnson & Nagle, P.C.

5.8	Opinion of Hancock, Daniel, Johnson & Nagle, P.C.

5.9	Opinion of Hancock, Daniel, Johnson & Nagle, P.C.

5.10	Opinion of Hancock, Daniel, Johnson & Nagle, P.C.

5.11	Opinion of Taylor Porter Brooks & Phillips, L.L.P.

5.12	Opinion of Plunkett Cooney, P.C.

5.13	Opinion of Carmody MacDonald P.C.

5.14	Opinion of Shaheen & Gordon, P.A.

Exhibit No.	Description

5.15	Opinion of Stradley Ronon Stevens & Young, LLP.

5.16	Opinion of Stradley Ronon Stevens & Young, LLP.

5.17	Opinion of McAfee & Taft, A Professional Corporation.

5.18	Opinion of Davenport, Evans, Hurwitz & Smith, LLP.

5.19	Opinion of Stoel Rives LLP.

5.20	Opinion of Davis & Kuelthau, S.C.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 2013 (incorporated herein by reference from Exhibit 12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013).

12.2	Statement of Computation of Ratio of Earnings to Fixed Charges for the nine months ended September 30, 2014 (incorporated herein by reference from Exhibit 12 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

23.1	Consent of White & Case LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Briskin, Cross & Sanford, LLC (included in its opinion filed as Exhibit 5.2).

23.3	Consent of Daneker, McIntire, Schumm, Prince, Manning & Widmann, P.C. (included in its opinion filed as Exhibit 5.3).

23.4	Consent of Daneker, McIntire, Schumm, Prince, Manning & Widmann, P.C. (included in its opinion filed as Exhibit 5.4).

23.5	Consent of Bingham Greenebaum Doll LLP (included in its opinion filed as Exhibit 5.5).

23.6	Consent of Bingham Greenebaum Doll LLP (included in its opinion filed as Exhibit 5.6).

23.7	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (included in its opinion filed as Exhibit 5.7).

23.8	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (included in its opinion filed as Exhibit 5.8).

23.9	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (included in its opinion filed as Exhibit 5.9).

23.10	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (included in its opinion filed as Exhibit 5.10).

23.11	Consent of Taylor Porter Brooks & Phillips, LLP (included in its opinion filed as Exhibit 5.11).

23.12	Consent of Plunkett Cooney, P.C. (included in its opinion filed as Exhibit 5.12).

23.13	Consent of Carmody MacDonald P.C. (included in its opinion filed as Exhibit 5.13).

23.14	Consent of Shaheen & Gordon, P.A. (included in its opinion filed as Exhibit 5.14).

23.15	Consent of Stradley Ronon Stevens & Young, LLP (included in its opinion filed as Exhibit 5.15).

23.16	Consent of Stradley Ronon Stevens & Young, LLP (included in its opinion filed as Exhibit 5.16).

Exhibit No.	Description

23.17	Consent of McAfee & Taft, A Professional Corporation (included in its opinion filed as Exhibit 5.17).

23.18	Consent of Davenport, Evans, Hurwitz & Smith, LLP (included in its opinion filed as Exhibit 5.18).

23.19	Consent of Stoel Rives LLP (included in its opinion filed as Exhibit 5.19).

23.20	Consent of Davis & Kuelthau, S.C. (included in its opinion filed as Exhibit 5.20).

23.21	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

24.1	Powers of Attorney (included on the signature pages hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture.

*	To be filed, if necessary, with an amendment to the registration statement or as an exhibit to a document incorporated by reference herein.